Exhibit 10.21
THIRD AMENDMENT TO LOAN AGREEMENT
This THIRD AMENDMENT (this “Amendment”) dated as of August 14, 2020, to the Loan Agreement, dated as of August 30, 2018 (as amended or otherwise modified prior to the date hereof, the “Loan Agreement”; the Loan Agreement, as amended by this Amendment, the “Amended Loan Agreement”), by and among UNITED NATURAL FOODS, INC., a Delaware corporation (“UNFI”), UNITED NATURAL FOODS WEST, INC., a California corporation (“UNFW”) and certain Subsidiaries of UNFI party thereto from time to time that become borrowers (each such Subsidiary, together with UNFI and UNFW, collectively, the “U.S. Borrowers”), UNFI CANADA, INC., a corporation organized under the Canada Business Corporations Act (the “Canadian Borrower” and, together with the U.S. Borrowers, collectively, the “Borrowers”), the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (“Administrative Agent”), BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian agent for the Lenders (“Canadian Agent”), and the other parties party thereto.
WHEREAS, the Borrowers have requested that the Loan Agreement be amended as set forth in the pages of the Loan Agreement attached as Exhibit I hereto.
WHEREAS, this Amendment includes amendments to the Loan Agreement that are subject to the approval of the Supermajority Lenders and that will become effective on the Amendment Effective Date (as defined below) on the terms and subject to the conditions set forth herein.
WHEREAS, the Lenders party hereto (collectively, the “Consenting Lenders” and, each, a “Consenting Lender”) constitute the Supermajority Lenders under the Loan Agreement immediately prior to the effectiveness of this Amendment, and each Consenting Lender consents to this Amendment.
NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Loan Agreement are used herein as therein defined.
SECTION 2.    Amendment. Each of the parties hereto agrees that, effective on the Amendment Effective Date, the Loan Agreement shall be amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Loan Agreement attached as Exhibit I hereto.
SECTION 3.    Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which (a) the Administrative Agent (or its counsel) shall have received executed counterparts of this Amendment that, when taken together, bear the signatures of the Administrative Agent, each Borrower and the Consenting Lenders, (b) the Administrative Agent shall have received from the Borrowers all fees and expenses required to be paid by (or on behalf of) the Borrowers to the Administrative Agent pursuant to any fee letter on or before the date hereof and (c) the Borrowers shall have (or shall substantially contemporaneously) paid in full in cash to each Consenting Lender a consent fee in an amount equal to 4.0 basis points of such Lender’s aggregate principal amount of Aggregate Commitments outstanding as of the date hereof.

SECTION 4.    Representations and Warranties. Each Borrower hereby represents and warrants that, immediately after giving effect to the provisions of this Amendment, the following statements are true and correct:
(a)        the execution, delivery and performance of this Amendment and the Amended Loan Agreement have been duly authorized by all necessary corporate or other organizational action on the part of such Borrower;
(b)        this Amendment has been duly executed and delivered by such Borrower and is a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity;
(c)        no Default or Event of Default has occurred and is continuing; and
(d)        the representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects on the date hereof after giving effect to the amendments contemplated by this Amendment (except for representations and warranties that are subject to materiality or material adverse effect qualifications, which representations and warranties shall be true and correct in all respects, and except for representations and warranties that expressly relate to an earlier date, which representations and warranties shall be true and correct in all material respects as of such earlier date).
SECTION 5.    Effect of Amendment.
(a)        Except as expressly set forth herein, this Amendment shall not (i) by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Loan Agreement or any other Loan Document or (ii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Loan Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Borrower to consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document in similar or different circumstances.
(b)        From and after the Amendment Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Loan Agreement in any other Loan Document shall be deemed a reference to the Amended Loan Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Loan Agreement, the Amended Loan Agreement and the other Loan Documents.
SECTION 6.     Reaffirmation. Each Borrower acknowledges and agrees that each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Loan Agreement, as amended hereby).
SECTION 7.    Miscellaneous.
(a)        Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Amendment shall remain in full force and effect.

(b)        This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts shall be an original, but all of which shall together constitute one and the same instrument. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. No amendment to or modification of this Amendment shall be effective unless in writing and signed by each party hereto.
(c)        This Amendment shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).
(d)        Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York, New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Amendment in the courts of any jurisdiction.
(e)        Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 14.3.1 of the Loan Agreement. Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law.
(f)        EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWERS:
UNITED NATURAL FOODS, INC., as a U.S. Borrower
By:	/s/ Devon Hart
Name: Devon Hart
Title: Vice President and Treasurer

UNITED NATURAL FOODS WEST, INC., as a U.S. Borrower
By:	/s/ Devon Hart
Name: Devon Hart
Title: Vice President and Treasurer

Third Amendment to Loan Agreement (ABL)

Advantage Logistics - Southeast, Inc.
Albert’s Organics, Inc.
Arden Hills 2003 LLC
Associated Grocers of Florida, Inc.
Billings Distribution Company, LLC
Bismarck Distribution Company, LLC
Blue Marble Brands, LLC
Cambridge 2006 L.L.C.
Champaign Distribution Company, LLC
Champlin 2005 L.L.C.
Cub Stores, LLC
Fargo Distribution Company, LLC
FF Acquisition, L.L.C.
Foodarama LLC
Hazelwood Distribution Company, Inc.
Hazelwood Distribution Holdings, Inc.
Hopkins Distribution Company, LLC
Hornbacher’s, Inc.
Inver Grove Heights 2001 L.L.C.
Maplewood East 1996 L.L.C.
Nor-Cal Produce, Inc.
Oglesby Distribution Company, LLC
Shoppers Food Warehouse Corp.
Stevens Point Distribution Company, LLC
Super Rite Foods, Inc.
SUPERVALU Holdings, Inc.
SUPERVALU Holdings - PA LLC
SUPERVALU INC.
SUPERVALU Pharmacies, Inc.
SUPERVALU Transportation, Inc.
SUPERVALU Penn, LLC
Tony’s Fine Foods
Unified Grocers, Inc.
United Natural Trading, LLC, each as a U.S. Borrower

By:	/s/ Devon Hart
Name: Devon Hart
Title: Vice President and Treasurer

Third Amendment to Loan Agreement (ABL)

UNFI CANADA, INC., as the Canadian Borrower
By: /s/ Devon Hart
Name: Devon Hart
Title: Vice President and Treasurer

Third Amendment to Loan Agreement (ABL)

BANK OF AMERICA, N.A., as Administrative Agent, a Consenting Lender and an Issuing Bank
By: /s/ Edgar Ezerins
Name: Edgar Ezerins
Title: SVP

Third Amendment to Loan Agreement (ABL)

BANK OF AMERICA, N.A., acting through its Canada Branch
as an Issuing Bank and a Consenting Lender
By: /s/ Sylwia Durkiewicz
Name: Sylwia Durkiewicz
Title: Vice President

Third Amendment to Loan Agreement (ABL)

CONSENTING LENDERS
WELLS FARGO, NATIONAL ASSOCIATION, as a Consenting lender and an Issuing Bank
By:	/s/ Peter Schuebler
Name: Peter Schuebler
Title: Vice President

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Consenting lender
By: /s/ David G. Phillips
Name: David G. Phillips
Title: Senior Vice President

Third Amendment to Loan Agreement (ABL)

JPMorgan Chase Bank, N.A., as a Consenting Lender and an Issuing Bank
By:	/s/ Kelly Milton
Name: Kelly Milton
Title: Executive Director

Third Amendment to Loan Agreement (ABL)

JPMORGAN CHASE BANK, N.A., Toronto Branch, as a Consenting Lender
By: /s/ Jeffrey Coleman
Name: Jeffrey Coleman
Title: Executive Director

Third Amendment to Loan Agreement (ABL)

CONSENTING LENDERS
U.S. BANK NATIONAL ASSOCIATION, as an Issuing Bank and a Consenting Lender
By:	/s/ Nicole C. Manies
Name: Nicole C. Manies
Title: Vice President

Third Amendment to Loan Agreement (ABL)

U.S. BANK NATIONAL ASSOCIATION, acting through its Canadian Branch as a Consenting Lender and an Issuing Bank
By:	/s/ John P. Rehob
Name: John P. Rehob
Title: Vice President & Principal Officer

Third Amendment to Loan Agreement (ABL)

GOLDMAN SACHS BANK USA, as a Consenting Lender and an Issuing Bank
By:	/s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

Third Amendment to Loan Agreement (ABL)

CONSENTING LENDERS
TRUIST BANK (formerly known as BRANCH BANKING AND TRUST COMPANY) each as a Consenting Lender
By: /s/ Courtney G. Jespersen
Name: Courtney G. Jespersen
Title: Director

Third Amendment to Loan Agreement (ABL)

BMO HARRIS FINANCING, INC., as a Consenting Lender
By: /s/ Jacquelinie M. Lentz
Name: Jacqueline M. Lentz
Title: Assistant Vice President

Third Amendment to Loan Agreement (ABL)

BANK OF MONTREAL, as a Consenting Lender
By: /s/ Helen Alvarez-Hernandez
Name: Helen Alvarez-Hernandez
Title: Managing Director Canadian Commercial Banking
BANK OF MONTREAL 100 King Street West, 18th Fl Toronto, Ontario M5X1A1 CANADA

Third Amendment to Loan Agreement (ABL)

CONSENTING LENDERS
CITIZEN BANK, N.A. Consenting Lender
By: /s/ Jessica Benevides Caron
Name: Jessica Benevides Caron
Title: SVP

Third Amendment to Loan Agreement (ABL)

TD Bank, N.A. as a Consenting Lender and an Issuing Bank
By: /s/ Edmundo Kahn
Name: Edmundo Kahn
Title: Vice-President

Third Amendment to Loan Agreement (ABL)

TORONTO-DOMINION BANK as a Consenting Lender and an Issuing Bank
By: /s/ Mark Gray
Name: Mark Gray
Title: Director, ABL
By: /s/ Chaz Louisy
Name: Chaz Louisy
Title: MCC - Asset Based Lending

Third Amendment to Loan Agreement (ABL)

CONSENTING LENDERS
ROYAL BANK OF CANADA as a Consenting Lender
By: /s/ Michael Petersen
Name: Michael Petersen
Title: Attorney in Fact

Third Amendment to Loan Agreement (ABL)

CONSENTING LENDERS
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH each as a Consenting Lender
By: /s/ William O'Daly
Name: William O'Daly
Title: Authorized Signatory
By: /s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

Third Amendment to Loan Agreement (ABL)

PNC BANK, NATIONAL ASSOCIATION, as a Consenting Lender
By: /s/ Biana Musiyenko
Name: Biana Musiyenko
Title: Vice President

Address: 340 Madison Avenue, 11th Floor New York, NY 10173
Attn: Portfolio Manger - UNFI

PNC BANK CANADA BRANCH, as a Consenting Lender
By: /s/ David T. Olson
Name: David T. Olson
Title: Principal Officer and Regional President- Canada
Address: 130 King Street West, Suite 2140 Toronto, ON, Canada M5X 1E4
Attn: Portfolio Manager - UNFI

CAPITAL ONE, NATIONAL ASSOCIATION as a Consenting Lender
By: /s/ Joe A. Sacchetti
Name: Joe A. Sacchetti
Title: Duly Authorized Signatory

CONSENTING LENDERS
FARM CREDIT EAST, ACA each as a Consenting Lender
By: /s/ Justin A. Brown
Name: Justin A. Brown
Title: Vice President

Third Amendment to Loan Agreement (ABL)

COOPERATIEVE RABOBANK U.A., NEW YORK BRANCH as a Consenting Lender
By: /s/ William Binder
Name: William Binder
Title: Executive Director

By: /s/ Timothy J. Devane
Name: Timothy J. Devane
Title: Executive Director

Third Amendment to Loan Agreement (ABL)

CITY NATIONAL BANK, as a Consenting Lender
By: /s/ Christopher Clegg
Name: Chistopher Clegg
Title: Senior Vice President

[Signature Page to Amendment No. 3]

Exhibit I
[Amendments to Loan Agreement attached]

THIS COMPOSITE CONFORMED COPY HAS BEEN PREPARED SOLELY AS A CONVENIENCE AND IS NOT A LEGAL DOCUMENT.  THE CREDIT AGREEMENT, DATED AS OF AUGUST 30, 2018 (AS AMENDED), REMAINS THE OPERATIVE LEGAL DOCUMENT FOR ALL PURPOSES

Composite copy reflecting amendments made pursuant to the First Amendment to Loan Agreement dated as of October 19, 2018 and the Second Amendment to the Loan Agreement dated as of January 24, 2019.
UNITED NATURAL FOODS, INC.,
UNITED NATURAL FOODS WEST, INC.
and certain other Subsidiaries from time to time,
as U.S. Borrowers
and
UNFI CANADA, INC.,
as Canadian Borrower
______________________________________________________________________________
LOAN AGREEMENT
Dated as of August 30, 2018
U.S.$2,100,000,000.00
______________________________________________________________________________
CERTAIN FINANCIAL INSTITUTIONS,
as Lenders
and
BANK OF AMERICA, N.A.,
as Administrative Agent
BANK OF AMERICA, N.A. (acting through its Canada branch),
as Canadian Agent

GOLDMAN SACHS BANK USA, WELLS FARGO BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. and U.S. BANK NATIONAL ASSOCIATION,
as Co-Syndication Agents
and
BANK OF AMERICA, N.A.,
GOLDMAN SACHS BANK USA, WELLS FARGO BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. and U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners

1 NTD: Conformed for the First Amendment to Loan Agreement dated as of 10/19/2018, the Second
Amendment to Loan Agreement dated as of 1/24/2019 and the Third Amendment to Loan Agreement dated as of
8/14/2020.

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TABLE OF CONTENTS
(continued)

17

LIST OF EXHIBITS AND SCHEDULES
Exhibit A    U.S. Revolver Note
Exhibit B    Canadian Note
Exhibit C    Assignment and Acceptance
Exhibit D    Assignment Notice
Exhibit E    Intercreditor Agreement
Exhibit F    Credit Card Notification
Exhibit G    Secured Bank Product Notification

Schedule 1.1(a)    U.S. Revolver Commitments and Canadian Commitments of Lenders
Schedule 1.1(b)    Fiscal Periods; Fiscal Quarters
Schedule 1.1(c)    Letter of Credit Commitments
Schedule 9.1.4    Names and Capital Structure
Schedule 9.1.11    Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14    Environmental Matters
Schedule 9.1.16    Litigation
Schedule 9.1.18    Pension Plans
Schedule 9.1.20    Labor Contracts
Schedule 10.1.11    Post-Closing Deliverables
Schedule 10.2.1    Existing Debt
Schedule 10.2.2    Existing Liens
Schedule 10.2.5    Existing Investments
Schedule 10.2.17    Existing Affiliate Transactions

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the U.S. Credit Card Receivables Formula Amount, plus (C) the U.S. Inventory Formula Amount, plus (D) the U.S. Pharmacy Receivables Formula, plus (E) Pharmacy Scripts Availability, plus (F) the Canadian Accounts Formula Amount, plus (G) the Canadian Inventory Formula Amount, minus (H) the Availability Reserve exceeds (ii) the Aggregate Commitments; provided, that the amount in this clause (b) shall not exceed an amount equal to 2.50% of the Aggregate Commitments as of the applicable date of determination.
Administrative Agent: as defined in the preamble to this Agreement.
Affected Financial Institution: (a) any EEA Financial Institution or (b) any UK Financial Institution.
Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.
Agent or Applicable Agent: the Administrative Agent or the Canadian Agent, as the context requires.
Agent Indemnitees: each Agent and its Affiliates and their respective officers, directors, employees, agents and attorneys.
Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by any Agent.
Aggregate Availability: on any date of determination, an amount equal to the sum of (a) U.S. Revolver Availability plus (b) Canadian Availability.
Aggregate Availability Certificate: a certificate, in form satisfactory to Administrative Agent, by which Borrowers certify as to the daily average Aggregate Availability, U.S. Revolver Availability and Canadian Availability (a) for purposes of determining the termination date of a Trigger Event, for the thirty (30) consecutive days prior to such termination date, and (b) for all other purposes herein, for the most recently ended Fiscal Quarter.
Aggregate Borrowing Base: on any date of determination, an amount equal to the sum of (a) the U.S. Revolver Borrowing Base plus (b) the Canadian Borrowing Base.
Aggregate Canadian Commitments: the aggregate amount of Canadian Commitments of all Canadian Lenders.
Aggregate Commitments: the Aggregate U.S. Revolver Commitments and the Aggregate Canadian Commitments.
Aggregate U.S. Revolver Commitments: the aggregate amount of U.S. Revolver Commitments of all U.S. Revolver Lenders.

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without duplication, and, without taking into account the proposed portion of the Available Equity Amount calculated above to be used at the applicable Available Equity Amount Reference Time, of:
(a)    the aggregate amount of any Investments made by any Borrower or any Subsidiary using the Available Equity Amount after the Closing Date and prior to the Available Equity Amount Reference Time;
(b)    the aggregate amount of Distributions made by any Borrower or any Subsidiary using the Available Equity Amount pursuant to Section 10.2.4(h) after the Closing Date and prior to the Available Equity Amount Reference Time; and
(c)    the aggregate amount expended on prepayments, repurchases, redemptions, defeasements and acquisitions, in each case of Junior Debt, made by any Borrower or any Subsidiary using the Available Equity Amount after the Closing Date and prior to the Available Equity Amount Reference Time.
BA Equivalent Rate: for the applicable Interest Period of each BA Equivalent Rate Loan, the rate of interest per annum equal to the annual rates applicable to Canadian Dollar bankers’ acceptances having an identical or comparable term as the proposed BA Equivalent Rate Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 A.M. on such day (or, if such day is not a Business Day, as of 10:00 A.M. on the immediately preceding Business Day), provided, that if such rates do not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 A.M. on such day at which a Canadian chartered bank listed on Schedule 1 of the Bank Act (Canada) as selected by Bank of America-Canada Branch is then offering to purchase Canadian Dollar bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term); provided, that in no event shall the BA Equivalent Rate be less than zero.
BA Equivalent Rate Loan: any Loan in Canadian Dollars bearing interest at a rate determined by reference to the BA Equivalent Rate. All BA Equivalent Rate Loans shall be denominated in Canadian Dollars.
Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.
Bail-In Legislation: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable to the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

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Bank of America-Canada Branch: Bank of America, N.A. (acting through its Canada branch), and its successors and assigns.
Bank of America Indemnitees: Bank of America and its Affiliates and their respective officers, directors, employees, branches (including Bank of America-Canada Branch), agents, mandataries, and attorneys.
Bank Product: any of the following products, services or facilities extended to any Borrower or Subsidiary by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) other banking products or services as may be requested by any Borrower or Subsidiary, other than Letters of Credit.
Bankruptcy Code: Title 11 of the United States Code.
Base Rate: for any day, a per annum rate equal to the highest of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; and (c) LIBOR for a one-month interest period as determined on such day, plus 1.0%.
Base Rate Loan: any Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in U.S. Dollars.
Beneficial Ownership Certification: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.
Benefits Plan: (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
BHC Act Affiliate: of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
Board of Governors: the Board of Governors of the Federal Reserve System.
Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit agreements or similar instruments, (iii) accrues interest in the absence of default or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property (excluding trade payables owing in the Ordinary Course of Business); (b) Capital Leases; (c) reimbursement obligations with respect to standby letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.
Borrower Agent: as defined in Section 4.4.
Borrower Materials: U.S. Revolver Borrowing Base information, Canadian Borrowing Base information, Compliance Certificates, Aggregate Availability Certificates, reports, financial statements

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Canadian Debtor Relief Laws: the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, dissolution or similar provincial, territorial, federal or other applicable jurisdictional debtor relief laws of Canada.
Canadian Deed of Hypothec: any deed of hypothec creating a hypothec in favor of the Canadian Agent, as hypothecary representative for the benefit of the Secured Parties, pursuant to the laws of the Province of Quebec on the assets of any Obligor existing under the laws of the Province of Quebec, having its domicile (within the meaning of the Civil Code of Quebec) in the Province of Quebec or having a place of business or tangible property situated in the Province of Quebec.
Canadian Dollar Equivalent: of any amount means, at the time of determination thereof, (a) if such amount is expressed in Canadian Dollars, such amount and (b) if such amount is denominated in any other currency, the equivalent of such amount in Canadian Dollars as determined by the Canadian Agent using the Spot Rate.
Canadian Dollars or CD$: the lawful currency of Canada.
Canadian Guarantor: any Guarantor that is a Canadian Subsidiary.
Canadian Intellectual Property Security Agreements: any agreement executed on or after the Closing Date confirming or effecting the grant of any Lien on Intellectual Property owned by the Canadian Borrower to the Canadian Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Canadian Security Agreement.
Canadian Inventory Formula Amount: 90% of the NOLV Percentage of the U.S. Dollar Equivalent of the Value of Eligible Inventory of the Canadian Borrower.
Canadian LC Conditions: the following conditions are necessary for issuance of a Letter of Credit for the account or benefit of the Canadian Borrower or any of its Subsidiaries: (a) each of the conditions set forth in Section 6 shall have been satisfied (or, solely with respect to any such Letter of Credit issued on the Closing Date, the conditions set forth in Section 6.2 only); (b) after giving effect to such issuance, the U.S. Dollar Equivalent of Canadian LC Obligations does not exceed U.S.$~~5,000,000~~25,000,000, Total LC Obligations do not exceed U.S.$~~125,000,000~~300,000,000, no Overadvance exists, no Canadian Overadvance exists, Total Canadian Outstandings do not exceed the Canadian Borrowing Base, and Total Outstandings do not exceed the Aggregate Borrowing Base; (c) the expiration date of such Letter of Credit is (i) no more than one year from issuance (or such longer period of time as may be agreed by the applicable Issuing Bank in its discretion) in the case of standby Letters of Credit, and (ii) no more than 120 days from issuance (or such longer period of time as may be agreed by the applicable Issuing Bank in its discretion) in the case of commercial Letters of Credit, (d) the Letter of Credit and payments thereunder are denominated in Canadian Dollars or U.S. Dollars, (e) the form of the proposed Letter of Credit is reasonably satisfactory to the Canadian Agent and the applicable Issuing Bank and (f) the Total LC Obligations with respect to Letters of Credit issued by the applicable Issuing Bank would not exceed such Issuing Bank’s LC Commitment with respect to the issuance of Letters of Credit for the account or benefit of the Canadian Borrower or any of its Subsidiaries.
Canadian LC Obligations: the sum (without duplication) of (a) all amounts owing by the Canadian Borrower for any drawings under Letters of Credit issued for the account or on behalf of the Canadian Borrower or any of its Subsidiaries; and (b) the amount available to be drawn under

(a)    any net gain (or loss) from disposed, abandoned or discontinued operations ~~and~~(other than any net gain (or loss) attributable to the business associated with the Shoppers banner and Cub Foods banner) on disposal of disposed, discontinued or abandoned operations;
(b)    any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of any Borrower or any Subsidiary (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by a Senior Officer or the board of directors of the Borrower Agent), including the gain on the sale of routes to independent operators;
(c)    any extraordinary expenses, exceptional, unusual or nonrecurring gain, loss, charge or expense, or any charges, expenses or reserves (including relating to the Transaction Expenses) in respect of any restructuring, relocation, redundancy or severance expense, new product introductions or one-time compensation charges;
(d)    the cumulative effect of a change in accounting principles;
(e)    any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards (including any long-term management equity incentive plans) and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;
(f)    all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Debt and any net gain (loss) from any write-off or forgiveness of Debt;
(g)    any unrealized gains or losses in respect of any obligations under any Hedging Agreement or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any obligations under any Hedging Agreement;
(h)    any unrealized foreign currency translation gains or losses in respect of Debt of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;
(i)    any unrealized foreign currency translation or transaction gains or losses in respect of Debt or other obligations of any Borrower or any Subsidiary owing to any Borrower or any Subsidiary;
(j)    any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrowers and the Subsidiaries), as a result of any consummated acquisition (including the Supervalu Acquisition), or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

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consisting of Debt for borrowed money (including obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments), Capital Lease obligations, Purchase Money Debt and letters of credit (but only to the extent any letter of credit has been drawn but not reimbursed) minus (b) the aggregate amount of unrestricted cash and Cash Equivalents (in each case, free and clear of all Liens other than any nonconsensual Lien that is permitted under the Loan Documents, Liens of the Administrative Agent, Liens in favor of the Term Loan Facility Agent under the Term Loan Facility Documents and any Liens securing other Debt permitted hereunder to be secured by a Lien on the Collateral along with the Obligations), which aggregate amount of cash and Cash Equivalents shall be determined without giving pro forma effect to the proceeds of Debt incurred on such date; provided that Consolidated Total Debt shall not include obligations under Hedging Agreements entered into in the ordinary course of business and not for speculative purposes.
Consolidated Total Net Leverage Ratio: with respect to any most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis, the ratio of (a) Consolidated Total Debt as of the last day of such any most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis to (b) Consolidated EBITDA of the Borrowers and the Subsidiaries for such most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis.
Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt or dividend (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.
Contribution Debt: unsecured Debt of any Borrower or any Subsidiary in an amount equal to the aggregate amount of cash contributions made after the Closing Date to any Borrower in exchange for Qualified Equity Interests of any Borrower, except to the extent utilized in connection with any other transaction permitted by Section 10.2.8 and Section 10.2.9 and except to the extent such amount increases the Available Equity Amount.
Converted Restricted Subsidiary: as defined in the definition of “Consolidated EBITDA”.
Converted Unrestricted Subsidiary: as defined in the definition of “Consolidated EBITDA”.
Covered Entity: any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
Covered Party: as defined in Section 14.23.

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shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
Debt Fund Affiliate: an Affiliate of a Company Competitor that is a bona fide debt fund or an investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business and with respect to which neither such Company Competitor nor any other Affiliate of such Company Competitor (other than other Debt Fund Affiliates) makes investment decisions or has the power, directly or indirectly, to direct or cause the direction of such Debt Fund Affiliate’s investment decisions.
Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.
Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.
Default Right: has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Administrative Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to that effect; (c) has failed, within three Business Days following request by an Agent or any Borrower, to confirm in a manner satisfactory to such Agent and Borrowers that such Lender will comply with its funding obligations hereunder; (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, interim receiver, receiver manager, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or (e) become the subject of a Bail-in Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.
Deposit Account Control Agreements: the deposit account control agreements to be executed by each institution maintaining a Deposit Account for an Obligor, in favor of the Applicable Agent, for the benefit of the applicable Secured Parties, as security for the Obligations or the Canadian Obligations, as the case may be.
Designated Jurisdiction: any country or territory that is the subject of any comprehensive Sanctions.
Designated Non-Cash Consideration: means the fair market value of non-cash consideration received by any Borrower or any Subsidiary in connection with an Asset Disposition pursuant to Section 10.2.6(m) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Senior Officer of the Borrower Agent setting forth the basis of such valuation.

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(p) which is subject to any factoring arrangement.
Eligible Inventory: Inventory owned by a Borrowing Base Obligor that Administrative Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it:
(a)    is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies;
(b)    is not held on consignment unless by an Obligor, nor subject to any deposit or down payment;
(c)    is in new and saleable condition and is not damaged, defective, shopworn or otherwise unmerchantable for sale;
(d)    is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods;
(e)    ~~other than in the case of any Inventory attributable to the Supervalu Group,~~ is not perishable (with perishable Inventory including perishable agricultural or farming products such as fruits, vegetables or meat); provided that any Inventory ~~attributable to the Supervalu Group~~ that is perishable (including perishable agricultural or farming products such as fruits, vegetables or meat) ~~shall not~~may constitute Eligible Inventory to the extent that the Value thereof ~~exceeds~~does not exceed twenty-five percent (25%) of the U.S. Revolver Borrowing Base ~~(determined without regard to the limitation in this proviso)~~;
(f)    meets all applicable standards imposed by any Governmental Authority having regulatory authority over such Inventory, and does not constitute Hazardous Materials;
(g)    conforms with the covenants and representations herein;
(h)    is subject to the Applicable Agent’s duly perfected, first priority Lien, and no other Lien (other than a Permitted Lien in favor of the Term Loan Facility Agent that is subject to the Intercreditor Agreement);
(i)    is within the continental United States or Canada, is not in transit except between locations of Borrowing Base Obligors and is not consigned to any Person;
(j)    is not subject to any warehouse receipt or negotiable document;
(k)    is not subject to any License or other arrangement that restricts such Borrowing Base Obligor’s or such Agent’s right to dispose of such Inventory, unless the Applicable Agent has received an appropriate Lien Waiver;
(l)    is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established;

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Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Administrative Agent; provided, that in no event shall such rate be less than zero.
Fee Letter: the second amended and restated fee letter dated August 8, 2018 by and among the Lead Arrangers and the Borrower Agent.
Fiscal Intermediary: any qualified insurance company or other Person that has entered into an ongoing relationship with any Governmental Authority to make payments to payees under Medicare, Medicaid or any other federal, state or local public health care or medical assistance program pursuant to any of the Health Care Laws.
Fiscal Period: each of the twelve (12) periods of either four weeks or five weeks (as applicable) in each Fiscal Year, as further described on Schedule 1.1(b) attached hereto.
Fiscal Quarter: any fiscal quarter described on Schedule 1.1(b) attached hereto.
Fiscal Year: the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on the Saturday closest to July 31 of each year.
Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Borrowers and Subsidiaries as of any date of determination for the four Fiscal Quarters then most recently ended, of (a) Consolidated EBITDA minus Capital Expenditures (except those financed with Borrowed Money other than Loans) and cash taxes paid (net of cash tax refunds received), to (b) Fixed Charges.
Fixed Charges: the sum of the following, to the extent paid or required to be paid in cash: Consolidated Cash Interest Charges, scheduled principal payments made on Borrowed Money and Distributions made.
FLSA: the Fair Labor Standards Act of 1938.
Foreign Lender: any U.S. Revolver Lender that is not a U.S. Person.
Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States or any jurisdiction in Canada; or (b) mandated by a government other than the United States (including any local or state government) or Canada (or any Canadian provincial or territorial government) for employees of any Obligor or Subsidiary.
Foreign Subsidiary: any Subsidiary that is organized under the laws of any political subdivision of any jurisdiction other than the United States.
Fronting Exposure: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

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writing to the Administrative Agent objecting to such Intercreditor Agreement within five Business Days of the posting thereof.
Interest Period: as defined in Section 3.1.3.
Inventory: as defined in the UCC or PPSA, as applicable, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).
Inventory Reserve: reserves established by Administrative Agent in its Permitted Discretion to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.
Investment: any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.
IRS: the United States Internal Revenue Service.
Issuing Bank: each of (i) Bank of America, Bank of America-Canada Branch and any Affiliate of Bank of America, (ii) each other Lender listed on Schedule 1.1(~~a~~c) (and, in each case, any Affiliate of any such Lender selected by such Lender to issue Letters of Credit on its behalf) and (iii) any replacement Letter of Credit issuer appointed pursuant to Section 2.3.4 and any other Lender designated as an Issuing Bank by the Borrower Agent.
Issuing Bank Indemnitees: each Issuing Bank and its Affiliates and their respective officers, directors, employees, agents and attorneys.
ITA: the Income Tax Act (Canada).
Junior Debt: Debt incurred by an Obligor that is (w) in excess of the Threshold Amount and subordinated in right of payment to the prior payment of all Obligations of such Obligor under the Loan Documents, (x) in excess of the Threshold Amount and junior in priority to the Liens securing the Obligations or (z) in excess of the Threshold Amount and is unsecured, to the extent, in the case of this clause (z), any prepayment, redemption, purchase, defeasance or other satisfaction prior to the scheduled maturity thereof is funded by a Borrowing.
LC Application: an application by Borrower Agent or the Canadian Borrower, as the case may be, to the applicable Issuing Bank for issuance of a Letter of Credit, in form satisfactory to such Issuing Bank and Agent.
LC Commitment: as to any Issuing Bank, its commitment to issue Letters of Credit, and to amend, increase or extend Letters of Credit previously issued by it, pursuant to Section 2.3, in an aggregate face amount at any time outstanding not to exceed (a) in the case of any Issuing Bank party hereto as of the ~~Signing~~Third Amendment Effective Date, the amount set forth opposite such Issuing Bank’s name on Schedule 1.1(~~a~~c) ~~under the heading “LC Commitments”~~ and (b) in the case of any Lender that becomes an Issuing Bank hereunder thereafter, the amount which shall be set forth in the

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written agreement by which such Lender shall become an Issuing Bank hereunder, in each case as such commitment may be changed from time to time pursuant to the terms hereof or with the agreement in writing of such Issuing Bank, the Borrower Agent and the Administrative Agent. The aggregate LC Commitments of all the Issuing Banks shall be less than or equal to the LC Sublimit at all times.
LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by the applicable Borrowers or any other Person to the applicable Issuing Bank or the Applicable Agent in connection with any Letter of Credit.
LC Obligations: U.S. LC Obligations and/or Canadian LC Obligations, as the context requires.
LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent or the Canadian Borrower, as the case may be, to the applicable Issuing Bank, in form satisfactory to the Applicable Agent, as the case may be, and the applicable Issuing Bank.
LC Sublimit: an amount equal to $~~125,000,000~~300,000,000; provided, that only up to $~~5,000,000~~25,000,000 of such amount shall be available for the issuance of Letters of Credit for the account or benefit of the Canadian Borrower or any of its Subsidiaries.
Lead Arrangers: collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Signing Date), Goldman Sachs Bank USA, Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A and U.S. Bank National Association in their capacities as lead arrangers and bookrunners with respect to this Agreement.
Lender Indemnitees: Lenders and Secured Bank Product Providers, and their Affiliates and their respective officers, directors, employees, agents and attorneys.
Lenders: as defined in the preamble to this Agreement, including the U.S. Revolver Lenders, the Canadian Lenders, each Swingline Lender and any other Person who hereafter becomes a “U.S. Revolver Lender” and/or a “Canadian Lender” pursuant to an Assignment and Acceptance.
Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to (a) with respect to a U.S. Revolver Lender, Administrative Agent and Borrower Agent and (b) with respect to a Canadian Lender, each Agent and the Borrower Agent.
Letter of Credit: any standby or commercial letter of credit (including the Existing UNFI Letters of Credit and, solely to the extent agreed by the Administrative Agent in its reasonable discretion, the Existing Supervalu Letters of Credit) issued by the applicable Issuing Bank for the account of a Borrower or a Subsidiary, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Administrative Agent, the Canadian Agent or the applicable Issuing Bank for the benefit of a Borrower or a Subsidiary. Letters of Credit issued for the account or benefit of a U.S. Borrower or a Subsidiary shall be issued in U.S. Dollars. Letters of Credit issued for the account or benefit of the Canadian Borrower or a Subsidiary thereof shall be issued in Canadian Dollars or U.S. Dollars.
LIBOR: for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest determined by Administrative Agent at or about 11:00 a.m. (London time) two Business Days prior to

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amount of such U.S. Revolver Lender’s U.S. Revolver Commitment by the Aggregate U.S. Revolver Commitments; and (ii) at any other time, by dividing the amount of such U.S. Revolver Lender’s U.S. Revolver Loans and U.S. LC Obligations by the aggregate amount of Total U.S. Revolver Outstandings, and (b) with respect to any Canadian Lender, a percentage (rounded to the ninth decimal place) determined (i) while the Canadian Commitments are outstanding, by dividing the amount of such Canadian Lender’s Canadian Commitment by the Aggregate Canadian Commitments; and (ii) at any other time, by dividing the amount of such Canadian Lender’s Canadian Loans and Canadian LC Obligations by the aggregate amount of Total Canadian Outstandings.
Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued and (b) appropriate reserves have been established in accordance with GAAP.
Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
Protective Advances: a U.S. Revolver Protective Advance and/or a Canadian Protective Advance, as the context requires.
PSA: the Packers and Stockyards Act (7 USC § 196 et seq.).
PSA Claim: with respect to any Person, any right or claim of or for the benefit of such Person under PSA or any similar law enacted by any other state or jurisdiction including any right, title or interest in or to any claims, remedies or trust assets or other benefits or any proceeds thereof.
PTE: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed or capital assets; (b) Debt (other than the Obligations) incurred at the time of or within 270 days after acquisition, construction, repair, replacement or improvement of any fixed or capital assets, for the purpose of financing any of the price thereof; (c) Debt (other than the Obligations) incurred for the construction or acquisition or improvement of, or to finance or to refinance the construction, acquisition or improvement of, any Real Estate owned by any Obligor (excluding any Debt incurred in connection with Sale Leaseback transaction permitted hereunder); and (d) any renewals, extensions or refinancings (but not increases) thereof.
Purchase Money Lien: a Lien that secures (a) Capital Leases or any Refinancing Debt with respect thereto or (b) Purchase Money Debt or any Refinancing Debt with respect thereto, in each case, encumbering only the fixed or capital assets acquired with such Debt (and additions and accessions to such assets and the proceeds and the products thereof and customary security deposits) and constituting a purchase money security interest under the UCC, in the case of clause (b), the PPSA or other Applicable Law.
QFC: has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
QFC Credit Support: as defined in Section 14.23.

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refinanced; (e) no additional Lien is granted to secure it; and (f) no additional Person is obligated on such Debt that is not an Obligor.
Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Permitted Purchase Money Debt or Debt otherwise permitted under Section 10.2.1.
Reimbursement Date: as defined in Section 2.3.2.
Relevant Governmental Body: the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any ABL Priority Collateral or could assert a Lien on any ABL Priority Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.
Report: as defined in Section 12.2.3.
Reportable Event: with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
Required Lenders: as of any date of determination, Lenders having more than 50.0% of the sum of the (a) Total Outstandings (with the aggregate outstanding amount of each Lender’s risk participation and funded participation in LC Obligations and Swingline Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused U.S. Revolver Commitments and Canadian Commitments; provided that the unused U.S. Revolver Commitments and Canadian Commitments of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
Resolution Authority: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
Restricted Investment: any Investment by a Borrower or Subsidiary other than a Permitted Investment; provided that any contribution, sale, assignment, transfer or other disposition or investment of any Intellectual Property to or in any Unrestricted Subsidiary shall constitute a Restricted Investment, notwithstanding any basket or other exception in the definition of “Permitted Investment” that would otherwise permit any such contribution, sale, assignment, transfer, disposition or investment, except for any contribution, sale, assignment, transfer, disposal or investment of any Intellectual Property to or in any Unrestricted Subsidiary that is otherwise permitted under the definition of “Permitted Investment” and in the reasonable business judgment of the Borrower Agent is immaterial to, or no longer used in or necessary for, the conduct of the business of the Borrower Agent or any Restricted Subsidiary.
Restricted Subsidiary: any Subsidiary of the Borrower Agent (other than a Borrower) other than an Unrestricted Subsidiary.
Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of (i) any Borrower, Subsidiary or other Obligor to grant Liens on any assets for the benefit of

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Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or any combination of Borrowers (including indirect ownership by a Borrower through other entities in which such Borrower directly or indirectly owns 50% of the voting securities or Equity Interests). Notwithstanding the foregoing (and except for purposes of Sections, 9.1.13, 9.1.14, 9.1.18, 9.1.28, 9.1.29, 9.1.31, 9.2, 10.1.5, 10.1.6 and 10.1.12 and the definition of Unrestricted Subsidiary contained herein or as otherwise specified herein or in any other Loan Document), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its Subsidiaries for purposes of this Agreement.
Supermajority Lenders: as of any date of determination, Lenders having more than 66.7% of the sum of the (a) Total Outstandings (with the aggregate outstanding amount of each Lender’s risk participation and funded participation in LC Obligations and Swingline Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused U.S. Revolver Commitments and Canadian Commitments; provided that the unused U.S. Revolver Commitments and Canadian Commitments of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
Supervalu Acquisition: as defined in the recitals to this Agreement.
Supervalu Acquisition Agreement: as defined in the recitals to this Agreement.
Supervalu Borrowers: members of the Supervalu Group identified in writing to the Administrative Agent after the Signing Date (i) that become U.S. Borrowers hereunder pursuant to Section 10.1.9 after the Closing Date (or on the Closing Date at the discretion of the Administrative Agent) and (ii) that become U.S. Borrowing Base Obligors in accordance with the definition thereof.
Supervalu Group: the business of Supervalu Inc. and its Subsidiaries as conducted on the Signing Date, including the business activities, business lines, operations and contractual arrangements related thereto.
Supervalu Group Discontinued Operations: any business activity, business line or operations (whether pursuant to contractual arrangements or otherwise) of the Supervalu Group that, in each case, has actually been discontinued.
Supervalu Investment Grade Account Debtor: an Account Debtor that, at the time of determination, has a corporate credit rating and/or family rating, as applicable, of BBB-or higher by S&P or Baa3 or higher by Moody’s.
Supported QFC: as defined in Section 14.23.
Swap Obligations: with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
Swap Termination Value: in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Hedging Agreements, as determined by the Secured Bank Product Provider (or the Borrower Agent, if no Secured Bank Product Provider is party to such Hedging Agreement) in accordance with the terms thereof and in

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accordance with customary methods for calculating mark-to-market values under similar arrangements by the Secured Bank Product Provider (or the Borrower Agent, if no Secured Bank Product Provider is party to such Hedging Agreement).
Swingline Lender: means any Canadian Swingline Lender and/or U.S. Swingline Lender, as the context requires.
Swingline Loan: any Borrowing of Applicable Floating Rate Loans funded with the Applicable Agent’s funds, until such Borrowing is settled among the Applicable Lenders or repaid by the U.S. Borrowers or the Canadian Borrower, as the case may be.
Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. For the avoidance of doubt, Taxes shall include all Taxes imposed pursuant to Part XIII of the ITA or any successor provisions thereto.
Term Loan Agreement: the Term Loan Agreement dated as of the Closing Date, by and among, inter alios, UNFI, the lenders party thereto from time to time and the Term Loan Facility Agent, as such agreement may be amended, supplemented, modified, restated, renewed or replaced (whether upon or after termination or otherwise) in whole or in part from time to time.
Term Loan Facility: a senior secured term loan facility made available to UNFI under the Term Loan Agreement.
Term Loan Facility Agent: Goldman Sachs Bank USA, in its capacity as administrative agent, its successors and assigns in such capacity or any other collateral agent or similar representative of the secured parties under the Term Loan Agreement.
Term Loan Facility Documents: the Term Loan Agreement and all other “Loan Documents” (or analogous term) as defined in the Term Loan Agreement.
Term Priority Collateral: as defined in the Intercreditor Agreement.
Third Amendment Effective Date: August 14, 2020.
Third Party Payor: any Person, such as a Fiscal Intermediary, Blue Cross/Blue Shield, or private health insurance company, which is obligated to reimburse or otherwise make payments to health care providers who provide medical care or medical assistance or other goods or services for eligible patients under any private insurance contract.
Threshold Amount: U.S. $75,000,000.
Total Canadian Outstandings: an amount equal to the sum of (a) the principal balance of all Canadian Loans plus (b) the U.S. Dollar Equivalent of the Canadian LC Obligations.
Total LC Obligations: the sum of (a) U.S. LC Obligations and (b) the U.S. Dollar Equivalent of the Canadian LC Obligations.

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UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.
UK Financial Institution: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
UK Resolution Authority: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
Unfunded Pension Liability: (a) with respect to a Pension Plan, the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year and (b) with respect to a Canadian Plan that is a registered pension plan, the amount (if any) by which the present value of all vested and unvested accrued benefits under such a plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such plan using customary actuarial assumptions for such a plan.
Unintentional Overadvance: as defined in Section 2.1.5.
Unrestricted Subsidiary: (i) any Subsidiary of UNFI designated by the Borrower Agent as an Unrestricted Subsidiary pursuant to Section 10.1.12; provided that no Borrower may be designated as an Unrestricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary.
Unused Line Fee Rate: a per annum rate equal to (i) from and after the Closing Date through and including the day that is three months after the Closing Date, 0.375% and (ii) thereafter (a) 0.375%, if the average daily Total Outstandings were less than 25% of the Aggregate Commitments during the preceding Fiscal Quarter or (b) 0.25%, if such average daily Total Outstandings were 25% or more of the Aggregate Commitments during the preceding Fiscal Quarter.
Upstream Payment: a Distribution by a Subsidiary to an Obligor or a wholly-owned Subsidiary of an Obligor or, in the case of a Distribution by a non-wholly-owned Subsidiary, to each owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests).
U.S. ABL Priority Collateral: all ABL Priority Collateral of the U.S. Loan Parties.
U.S. Accounts Formula Amount: 90% of the Value of Eligible Accounts of each U.S. Borrowing Base Obligor; provided, however, that such percentage shall be reduced by 1.0% for each percentage point of Dilution.
U.S. Borrowers: as defined in the preamble to this Agreement.
U.S. Borrowing Base Obligor: (a) UNFI, (b) UNFW and (c) each other U.S. Borrower designated by the Borrower Agent as a U.S. Borrowing Base Obligor and, subject to Section 10.1.1, the Accounts and Inventory (and, where applicable, Credit Card Receivables, Pharmacy Receivables and/or

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Prescription Files) of which have been subject to a field examination and appraisal with results satisfactory to the Administrative Agent.
U.S. Collateral: all Collateral of the U.S. Loan Parties.
U.S. Credit Card Receivables Formula Amount: 90% of the Value of Eligible Credit Card Receivables of each U.S. Borrowing Base Obligor; provided, however, that such percentage shall be reduced by 1.0% for each percentage point of Credit Card Receivables Dilution.
U.S. Dollar Equivalent: of any amount means, at the time of determination thereof, (a) if such amount is expressed in U.S. Dollars, such amount and (b) if such amount is denominated in any other currency, the equivalent of such amount in U.S. Dollars as determined by the Administrative Agent using the Spot Rate.
U.S. Dollars or U.S.$: lawful money of the United States.
U.S. Intellectual Property Security Agreements: any agreement executed on or after the Closing Date confirming or effecting the grant of any Lien on Intellectual Property owned by any U.S. Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Closing Date U.S. Security Agreement.
U.S. Inventory Formula Amount: 90% of the NOLV Percentage of the Value of Eligible Inventory of each U.S. Borrowing Base Obligor.
U.S. LC Conditions: the following conditions are necessary for issuance of a Letter of Credit for the account or benefit of a U.S. Borrower or any of its Subsidiaries: (a) each of the conditions set forth in Section 6 shall have been satisfied (or, solely with respect to any such Letter of Credit issued on the Closing Date, the conditions set forth in Sections 6.2 only); (b) after giving effect to such issuance, Total LC Obligations do not exceed U.S.$~~125,000,000~~300,000,000, no Overadvance exists, no U.S. Revolver Overadvance exists, Total U.S. Revolver Outstandings do not exceed the U.S. Revolver Borrowing Base, and Total Outstandings do not exceed the Aggregate Borrowing Base; (c) the expiration date of such Letter of Credit is (i) no more than one year from issuance (or such longer period of time as may be agreed to by the applicable Issuing Bank) in the case of standby Letters of Credit, and (ii) no more than 120 days from issuance (or such longer period of time as may be agreed to by the applicable Issuing Bank) in the case of commercial Letters of Credit, (d) the Letter of Credit and payments thereunder are denominated in U.S. Dollars, (e) the form of the proposed Letter of Credit is reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank in their reasonable discretion and (f) the Total LC Obligations with respect to Letters of Credit issued by the applicable Issuing Bank would not exceed such Issuing Bank’s LC Commitment.
U.S. LC Obligations: the sum (without duplication) of (a) all amounts owing by U.S. Borrowers for any drawings under Letters of Credit issued for the account or on behalf of any U.S. Borrower or any of its Subsidiaries; and (b) the amount available to be drawn under outstanding Letters of Credit issued for the account or on behalf of any U.S. Borrower or any of its Subsidiaries, except to the extent Cash Collateralized.
U.S. Loan Parties: all Obligors other than (i) the Canadian Borrower and (ii) any other Obligor that is not organized under the laws of the United States, any state thereof or the District of Columbia.

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Borrower deemed by the Administrative Agent to be a U.S. Revolver Loan and (d) any U.S. Revolver Protective Advance.
U.S. Revolver Note: a promissory note executed by the U.S. Borrowers in favor of a U.S. Revolver Lender in the form of Exhibit A, in the amount of such Lender’s U.S. Revolver Commitment.
U.S. Revolver Overadvance: as defined in Section 2.1.5.
U.S. Revolver Protective Advance: as defined in Section 2.1.6(a).
U.S. Revolver Termination Date: the date that is five years after the Closing Date.
U.S. Special Resolution Regimes: as defined in Section 14.23.
U.S. Swingline Lender: Bank of America, N.A. in its capacity as provider of Swingline Loans, or any successor swing line lender hereunder that becomes a party hereto pursuant to documentation reasonably agreed between such U.S. Swingline Lender, the Administrative Agent and the Borrower Agent.
U.S. Tax Compliance Certificate: as defined in Section 5.10.2(b)(iii).
Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first‑out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, Credit Card Receivable or Pharmacy Receivable, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or reasonably could be claimed by the Account Debtor or any other Person.
Voting Stock: Equity Interests of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).
Wage Earner Protection Program Act: the Wage Earner Protection Program Act (Canada).
Write-Down and Conversion Powers: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or a part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related or ancillary to any of those powers.

1.2.    Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of the Borrower Agent delivered to Administrative Agent before the

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Signing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if the Borrower Agent’s certified public accountants concur in such change, the change (if material) is disclosed to Administrative Agent~~, and any~~ (including by way of disclosure thereof in the Borrower Agent’s financial statements or other publicly-filed disclosure), and, if the calculation of any financial ratios or requirements herein would reasonably be expected to be materially affected by such change and at the request of the Borrower Agent, the Administrative Agent or Required Lenders, such financial ratios or requirements are amended in a manner satisfactory to Required Lenders to take into account the effects of the change; provided, that from the date of any such request until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein. ~~Anything in this Agreement to the contrary notwithstanding, any obligation of a Person under a lease (whether existing as of the Closing Date or entered into in the future) that is not (or would not be) required to be classified and accounted for as a capital lease on the balance sheet of such Person under GAAP as in effect at the time such lease is entered into shall not be treated as a Capital Lease solely as a result of (a) the adoption of any changes in, or (b) changes in the application of, GAAP after such lease is entered into.~~
1.3.    Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Certificated Security,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right,” “Payment Intangibles,” “Security Entitlement,” “Supporting Obligation,” and “Uncertificated Security.”
1.4.    Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument, schedule or agreement (including this Agreement) include any amendments, restatements, waivers and other modifications, supplements, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means time of day at Administrative Agent’s notice address under Section 14.3.1; or (g) discretion of any Agent, any Issuing Bank or any Lender mean the sole and absolute discretion of such Person. All determinations (including calculations of U.S. Revolver Borrowing Base, Canadian Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. U.S. Revolver Borrowing Base and Canadian Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise reasonably satisfactory to Administrative Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by any Agent, any Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or

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2.3.    Letter of Credit Facility.
2.3.1.    Issuance of Letters of Credit. Until 30 days prior to the Applicable Commitment Termination Date, from time to time from the Closing Date (x) each Issuing Bank with a “U.S. Letter of Credit Commitment” on Schedule 1.1(~~a~~c) shall issue Letters of Credit for the account of the U.S. Borrowers or their Subsidiaries denominated in U.S. Dollars and (y) each Issuing Bank with a “Canadian Letter of Credit Commitment” on Schedule 1.1(~~a~~c) shall issue Letters of Credit for the account of the Canadian Borrower or its Subsidiaries denominated in Canadian Dollars or U.S. Dollars, in each case, on the terms set forth herein, including the following:
(a)    Each Borrower acknowledges that each Issuing Bank’s issuance of any Letter of Credit is conditioned upon such Issuing Bank’s receipt of an LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as such Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. No Issuing Bank shall have any obligation to issue any Letter of Credit unless (i) such Issuing Bank receives an LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each U.S. LC Condition or Canadian LC Condition, as the case may be, is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to the Applicable Agent and the applicable Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, the applicable Issuing Bank receives written notice from Required Lenders that a U.S. LC Condition or Canadian LC Condition, as the case may be, has not been satisfied, such Issuing Bank shall not issue the requested Letter of Credit. Prior to receipt of any such notice, no Issuing Bank shall be deemed to have knowledge of any failure of U.S. LC Conditions or Canadian LC Conditions.
(b)    Letters of Credit may be requested by a U.S. Borrower or Canadian Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by the Applicable Agent in its Permitted Discretion. The extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of the applicable Issuing Bank, and any such extension may be for up to one year after the then-current date.
(c)    Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, no Agent, Issuing Bank or Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or

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SECTION 3.    INTEREST, FEES AND CHARGES
3.1.    Interest.
3.1.1.    Rates and Payment of Interest.
(a)    The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a Canadian Prime Rate Loan, at the Canadian Prime Rate in effect from time to time, plus the Applicable Margin; (iii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; (iv) if a BA Equivalent Rate Loan, at the BA Equivalent Rate for the applicable Interest Period, plus the Applicable Margin; and (v) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Applicable Floating Rate in effect from time to time, plus the Applicable Margin. Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by the applicable Borrower or Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue.
(b)    During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Administrative Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Borrower acknowledges that the cost and expense to Agents and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.
(c)    Interest accrued on the Loans shall be due and payable in arrears, (i) (x) with respect to any Applicable Offered Rate Loan, the last day of the Interest Period applicable to such Loan; provided, however, that if any Interest Period for an Applicable Offered Rate Loan exceeds three (3) months, interest accrued on such Loan shall also be due and payable on the respective dates that fall every three (3) months after the beginning of such Interest Period and (y) with respect any Applicable Floating Rate Loan, on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Applicable Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable ~~on demand.~~quarterly. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.
3.1.2.    Application of Applicable Offered Rate to Outstanding Loans.
(a)    Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of Base Rate Loans to, or to continue any Applicable Offered Rate Loan at the end of its Interest Period as, an Applicable Offered Rate Loan. During any Default or Event of Default, the Administrative Agent may (and shall at the direction of

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3.3.1.    All computations of interest for Applicable Offered Rate Loans shall be made on the basis of a year of 360 days and actual days elapsed. All other computations of interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 365 days. For the purposes of the Interest Act (Canada), (a) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation (365) and dividing it by the number of days in the deemed year, (b) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (c) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields. Each determination by any Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not intended to be, and to the extent permitted by Applicable Law shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent or the Canadian Borrower, as the case may be, by the Applicable Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and the applicable Borrower or Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.
3.3.2.    EACH OF THE OBLIGORS CONFIRMS THAT IT FULLY UNDERSTANDS AND IS ABLE TO CALCULATE THE RATE OF INTEREST APPLICABLE TO EACH OF THE LOANS BASED ON THE METHODOLOGY FOR CALCULATING PER ANNUM RATES PROVIDED FOR IN THIS AGREEMENT. Each Agent agrees that if requested in writing by the Borrower Agent, it will calculate the nominal and effective per annum rate of interest on any Loan outstanding at the time of such request and provide such information to the Borrower Agent promptly following such request; provided, that any error in any such calculation, or any failure to provide such information on request, shall not relieve the Borrowers or any other Obligors of any of its obligations under this Agreement or any other Loan Document, nor result in any liability to the Administrative Agent or any Lender. EACH OBLIGOR HEREBY IRREVOCABLY AGREES NOT TO PLEAD OR ASSERT, WHETHER BY WAY OF DEFENSE OR OTHERWISE, IN ANY PROCEEDING RELATING TO THE LOAN DOCUMENTS, THAT THE INTEREST PAYABLE UNDER THE LOAN DOCUMENTS AND THE CALCULATION THEREOF HAS NOT BEEN ADEQUATELY DISCLOSED TO THE OBLIGORS WHETHER PURSUANT TO SECTION 4 OF THE INTEREST ACT (CANADA) OR ANY OTHER APPLICABLE LAW OR LEGAL PRINCIPLE.
3.4.    Reimbursement Obligations. Borrowers shall reimburse Agents and Lenders for all Extraordinary Expenses. Borrowers shall also reimburse Agents for all reasonable legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by them in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including (i) any actions taken to perfect or maintain priority of each Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral and (ii) the Platform or any other dedicated agency web page on the internet to distribute to the Lenders and to other investors or potential investors any required documentation and financial information regarding the Loan Documents and the Loans; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by any Agent’s personnel or a third party; provided, however, such reimbursement obligation in respect of legal fees and expenses shall be limited to reasonable fees and expenses of a single external counsel (and, if necessary, the reasonable

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fees and expenses of a single external counsel (and, if necessary, the reasonable fees and expenses of one firm of local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest, where such Agent or Lender affected by such conflict informs the Borrower Agent of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Agent or Lender) to the Agents promptly invoiced in writing to the Borrower Agent. Legal, accounting and consulting fees may be charged to Borrowers by Agents’ professionals at their usual and customary hourly rates for similar services, regardless of any reduced or alternative fee billing arrangements that any Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction. Borrowers acknowledge that counsel may provide the Administrative Agent with a benefit, such as a discount, credit or other accommodation, based on counsel’s overall relationship with the Administrative Agent, including fees paid hereunder. If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to the Applicable Agent, for the Pro Rata benefit of the Applicable Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section 3.4 shall be due ~~on~~within 30 days of written demand therefor.
3.5.    Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to perform any of its obligations hereunder to make, maintain, fund or charge applicable interest or fees with respect to any Loans or Letters of Credit, or to determine or charge interest rates based upon any Applicable Offered Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, U.S. Dollars or Canadian Dollars in the London interbank market, any other relevant interbank market or the position of such Lender in such market then, on notice thereof by such Lender to the Applicable Agent, any obligation of such Lender to perform such obligations to make, maintain or fund such Loans or participate in such Letters of Credit (or to charge interest or fees with respect thereto), or to continue Applicable Offered Rate Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies the Applicable Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay the applicable Loans, Cash Collateralize the applicable LC Obligations or, in the case of the U.S. Borrowers and if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Base Rate Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.
3.6.    Inability to Determine Rates. The Applicable Agent will promptly notify Borrower Agent and Lenders if, in connection with any request for a Borrowing of, or conversion to or continuation of, an Applicable Offered Rate Loan (a) such Agent determines that (i) deposits (whether in U.S. Dollars or Canadian Dollars) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Loan, or (ii) adequate and reasonable means do not exist for determining LIBOR or the BA Equivalent Rate for the requested Interest Period, or (b) such Agent or Required Lenders determine for any reason that LIBOR or the BA Equivalent Rate for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan. Thereafter, the obligation of the Applicable Lenders to make or maintain LIBOR Loans or BA Equivalent Rate Loans, as the case may be, shall be suspended until the Applicable Agent (upon instruction by Required Lenders) withdraws such notice. Upon receipt of such notice, Borrower Agent or the Canadian Borrower, as the case may be, may revoke any pending request for a Borrowing of, conversion to or continuation of an Applicable Offered Rate Loan (and, in the case of the

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(c)    If any Borrower maintains any disbursement account with any Agent or any Affiliate of any Agent, then presentation for payment of any Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Loan, in the case of the U.S. Borrowers, or a BA Equivalent Rate Loan, in the case of the Canadian Borrower, on the date of such presentation, in the amount of the Payment Item. The proceeds of such Loan may be disbursed directly to the disbursement account.
4.1.2.    Fundings by Lenders. Each Applicable Lender shall timely honor its U.S. Revolver Commitment or Canadian Commitment, as the case may be, by funding its Pro Rata share of each Borrowing of Loans that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, the Applicable Agent shall endeavor to notify the Applicable Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 2:00 p.m~~,~~. on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least two Business Days before any proposed funding of Applicable Offered Rate Loans. Each Applicable Lender shall fund to the Applicable Agent such Lender’s Pro Rata share of the Borrowing to the account specified by the Applicable Agent in immediately available funds not later than 4:00 p.m. on the requested funding date, unless the Applicable Agent’s notice is received after the times provided above, in which case the Applicable Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from the Applicable Lenders, the Applicable Agent shall disburse the proceeds of the Loans as directed by Borrower Agent or the Canadian Borrower, as the case may be. Unless the Applicable Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, the Applicable Agent may assume that such Lender has deposited or promptly will deposit its share with such Agent, and such Agent may disburse a corresponding amount to U.S. Borrowers or the Canadian Borrower, as the case may be. If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by the Applicable Agent, then the applicable Borrower or Borrowers agree to repay to the Applicable Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing. Subject to Section 3.8, a Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.
4.1.3.    Swingline Loans; Settlement.
(a)    Subject to the terms and conditions set forth herein, on any Business Day from and after the Closing until the Business Day prior to the Maturity Date, (i) the U.S. Swingline Lender shall advance Swingline Loans to the U.S. Borrowers up to an aggregate outstanding amount equal to U.S. $100,000,000 (and notwithstanding the fact that such Swingline Loans, when aggregated with the Total U.S. Revolver Outstandings of such Person in its separate capacity as a U.S. Revolver Lender, may exceed the amount of the U.S. Revolver Commitment of the U.S. Swingline Lender); provided that, (x) after giving effect to any such Swingline Loan, the Total U.S. Revolver Outstandings at such time (including the requested Swingline Loan) would not exceed the U.S. Revolver Borrowing Base and (y) subject to the immediately preceding parenthetical, the Total U.S. Revolver Outstandings and other exposure with respect to the U.S. Revolver Commitments (including its Pro Rata purchase of participations in Swingline Loans made by the U.S. Swingline Lender) of any U.S. Revolver Lender shall not exceed its U.S. Revolver Commitment and (ii) the Canadian Swingline Lender shall advance Swingline Loans to the Canadian

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day of such Fiscal Period. Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Administrative Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Administrative Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Administrative Agent may request. Administrative Agent may participate in and observe each physical count.
8.3.2.    Returns of Inventory. No Borrower or Obligor shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default, U.S. Revolver Overadvance or Canadian Overadvance exists or would result therefrom; and (c) while a Trigger Event is in effect, any payment received by an Obligor for a return is promptly remitted to the Applicable Agent for application to the applicable Obligations.
8.3.3.    Acquisition, Sale and Maintenance. No Borrower shall, and each Borrower shall cause each other Obligor not to, acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law in all material respects, including the FLSA. No Borrower shall, and each Borrower shall cause each other Obligor not to, sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower or other Obligor to repurchase such Inventory. Borrowers shall, and shall cause each other Obligor to, use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all material locations where any ABL Priority Collateral is located.
8.4.    [Intentionally Omitted.]
8.5.    Cash Management; Administration of Deposit Accounts. All Deposit Accounts maintained by Obligors into which Cash Receipts are deposited, including all Dominion Accounts, are set forth on the Perfection Certificates. To the extent any Deposit Accounts into which Cash Receipts are deposited are not subject to a Deposit Account Control Agreement with the Administrative Agent on the Closing Date, within 90 days of the Closing Date, each Borrower shall, and shall cause each other Obligor to, take all actions necessary to establish the Administrative Agent’s control of each such Deposit Account into which Cash Receipts are deposited (other than (a) an account exclusively used for payroll, payroll taxes or employee benefits, (b) an account containing not more than U.S. $1,000,000 at any time, (c) a zero balance account, (d) an account that solely hold the proceeds of the sale of Term Priority Collateral, (e) an account into which funds are solely deposited for the purpose of trust related activities or (f) that certain account held by the Canadian Borrower at Desjardin Bank as further described on the Perfection Certificate for the Canadian Borrower; provided, that such account contains not more than CD$1,000,000 at any time and the funds in such account are swept at least weekly to a Deposit Account held by the Canadian Borrower that is subject to a Deposit Account Control Agreement) by causing, to the extent necessary, each institution maintaining any such Deposit Account for an Obligor to enter into a Deposit Account Control Agreement. Each Borrower shall, and shall cause each other Obligor to, be the sole account holder of each Deposit Account into which Cash Receipts are deposited of such Obligor and shall not allow any other Person (other than the Applicable Agent) to have control over such Deposit Account or any Property deposited therein. Each Borrower shall, and shall cause each other Obligor to, promptly notify the Administrative Agent of any opening ~~or closing~~ of a Deposit Account into which Cash Receipts are deposited and~~, with the consent of the Administrative Agent,~~ will amend the applicable Perfection Certificate to reflect same.

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8.6.3.    Defense of Title to Collateral. Each Borrower shall at all times defend its title to Collateral and each Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.
SECTION 9.    REPRESENTATIONS AND WARRANTIES
9.1.    General Representations and Warranties. To induce Agents and Lenders to enter into this Agreement and to make available the U.S. Revolver Commitments, Canadian Commitments, Loans and Letters of Credit, Borrowers represent and warrant on the Closing Date and on each other date on which the representations and warranties are made under the Loan Documents (including pursuant to Section 6.3):
9.1.1.    Organization and Qualification. Each Borrower and Subsidiary is duly organized, validly existing and, except for such failures as could not reasonably be expected to have a Material Adverse Effect in good standing under the laws of the jurisdiction of its organization. Each Borrower and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.
9.1.2.    Power and Authority. Each Obligor has all requisite corporate power and authority and is duly authorized to execute, deliver and perform its Loan Documents and has executed and delivered each Loan Document to which it is a party. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract that could reasonably be expected to have a Material Adverse Effect; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.
9.1.3.    Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.
9.1.4.    Capital Structure. Schedule 9.1.4 shows, as of the Signing Date, for each Borrower and Subsidiary, its name, its jurisdiction of organization, its authorized and issued Equity Interests, the holders of its Equity Interests (other than with respect to UNFI), and all agreements binding on such holders with respect to their Equity Interests. Except as disclosed on Schedule 9.1.4, in the five years preceding the Signing Date, no Borrower or Subsidiary has acquired all or substantially all of the assets of any other Person nor been the surviving entity in a merger, amalgamation or combination. Each Borrower has good title to its Equity Interests in its Subsidiaries, and all such Equity Interests are duly issued, fully paid and non-assessable. There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Borrower (other than UNFI) or any Subsidiary.
9.1.5.    Title to Properties; Priority of Liens.
(a)    Each Borrower and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its material personal Property, including all Property reflected in any financial

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statements delivered to Administrative Agent or Lenders, in each case free of Liens except Permitted Liens and which failure to have such title or interest could not reasonably be expected to have a Material Adverse Effect. ~~Each Borrower and Subsidiary has paid and discharged all material lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.~~
(b)    (i) When all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Security Document) and (ii) upon the taking of possession or control by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent required by any Security Document or the Intercreditor Agreement), the Liens created by such Security Documents will constitute so far as possible under relevant Law fully perfected Liens on (with the priority set forth in the Intercreditor Agreement), and security interests in, all right, title and interest of the Obligors in such Collateral to the extent perfection can be obtained by filing financing statements or upon the taking of possession or control, in each case subject to no Liens other than Permitted Liens.
9.1.6.    Accounts. Administrative Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:
(a)    it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;
(b)    it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;
(c)    it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Administrative Agent on request;
(d)    it is not subject to any offset, Lien (other than Applicable Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business ~~and disclosed to Administrative Agent~~; and it is absolutely owing by the Account Debtor, without contingency in any respect;
(e)    no purchase order, agreement, document or Applicable Law ~~restricts~~effectively prohibits (after giving effect to applicable provisions of the UCC and PPSA) assignment of the Account to any Agent ~~(regardless of whether, under the UCC or PPSA, as applicable, the restriction is ineffective)~~,

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and the applicable Borrower is the sole payee or remittance party shown on the invoice;
(f)    no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the portion of Account so shown as an Eligible Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Administrative Agent hereunder; and
(g)    to the Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to materially impair the enforceability or ~~collectibility of such~~collectability of the portion of such Account so shown as an Eligible Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against ~~any~~the applicable Account Debtor that could reasonably be expected to have a material adverse effect on ~~the~~such Account Debtor’s financial condition.
9.1.7.    Financial Statements. The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, of Borrowers and Subsidiaries that have been and are hereafter delivered to Administrative Agent and Lenders (including the financial statements described in clause (i) of Section 6.2.4), are prepared in accordance with GAAP, and at the time of delivery fairly present the financial positions and results of operations of Borrowers and Subsidiaries at the dates and for the periods indicated (in the case of interim statements, subject to year-end adjustments and the absence of footnotes). All projections delivered from time to time to the Administrative Agent and Lenders, in each case, have been prepared in good faith, based on assumptions believed by the management of Borrowers to be reasonable in light of the circumstances at the time of preparation; it being understood that any such projections (i) are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower Agent and its Subsidiaries, that no assurance can be given that any particular projections will be realized, that actual results may differ and that such differences may be material and (ii) are not a guarantee of performance. Since August 1, 2017, there has been no change in the condition, financial or otherwise, of any Borrower or Subsidiary that could reasonably be expected to have a Material Adverse Effect. On the Closing Date, the Borrower Agent and its Subsidiaries are Solvent.
9.1.8.    Surety Obligations. No Borrower or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any other Person, except as permitted hereunder.
9.1.9.    Taxes. Each Borrower and Subsidiary has (a) filed all federal, state, provincial, territorial and local tax returns and other reports relating to taxes that it is required by law to file, except for any tax returns and reports relating to taxes (i) for which the failure to file would not be material, individually or in the aggregate, or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Borrower or such Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP, and (b) paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested or the failure to pay would not result in a

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Material Adverse Effect. The provision for Taxes on the books of each Borrower and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.
9.1.10.    Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents, other than fees payable to the Lead Arrangers and Lenders in connection with the arrangement of this Agreement and funding of the initial Borrowings hereunder on the Closing Date.
9.1.11.    Intellectual Property. Each Borrower and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others that could reasonably be expected to have a Material Adverse Effect. There is no pending or, to any Borrower’s knowledge, threatened Intellectual Property Claim with respect to any Borrower, any Subsidiary or any of their Property (including any Intellectual Property) that could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 9.1.11, no Borrower or Subsidiary pays or owes any royalty to any Person with respect to any Intellectual Property, other than de minimis amounts. All registered or applied-for patents, trademarks and copyrights, exclusive licenses of registered copyrights and designs, included in the material Intellectual Property owned by any Borrower or Subsidiary on the Signing Date is shown on Schedule 9.1.11.
9.1.12.    Governmental Approvals. Each Borrower and Subsidiary has, is in compliance with, and is in good standing with respect to, all applicable Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except where noncompliance or the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.
9.1.13.    Compliance with Laws. Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of noncompliance issued to any Borrower or Subsidiary under any Applicable Law, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect. No ~~Inventory~~Obligor has ~~been~~ produced any Inventory in violation of the FLSA, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.
9.1.14.    Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14, no Borrower’s or Subsidiary’s past or present operations, Real Estate or other Properties are subject to any pending (or, to the knowledge of any Borrower or Subsidiary, threatened) federal, state, provincial, territorial or local investigation to determine whether any remedial action is needed to address any environmental pollution, Hazardous Material or environmental clean-up that, if such investigation is determined adversely to any Borrower or Subsidiary, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No Borrower or Subsidiary has received any Environmental Notice that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor to the knowledge of any Borrower or Subsidiary has any Environmental Notice been threatened. No Borrower or Subsidiary has any liability (contingent or otherwise) arising under Environmental Law or with respect to any Environmental Release, environmental pollution or

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Hazardous Material on any Real Estate now or previously owned, leased or operated by it, if the same could reasonably be expected to have a Material Adverse Effect.
9.1.15.    Burdensome Contracts. No Borrower or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.
9.1.16.    Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Borrower’s knowledge, threatened in writing against any Borrower or Subsidiary, or any of their businesses, operations, Properties or condition (financial or otherwise), that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to be determined adversely to such Borrower or Subsidiary, and if so determined, to have a Material Adverse Effect. Except as shown on such Schedule or otherwise disclosed to the Administrative Agent in writing, as of the Closing Date no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, ~~as of the Closing Date~~ a Commercial Tort Claim for less than U.S.$1,000,000). No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.
9.1.17.    No Defaults. No event or circumstance has occurred ~~or exists~~and is continuing that constitutes a Default or Event of Default. No Borrower or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract if such default could reasonably be expected to result in a Material Adverse Effect.
9.1.18.    ERISA; Canadian Plans. Except as disclosed on Schedule 9.1.18:
(a)    No Obligor has, as of the Signing Date, any Plan. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal, state, provincial and territorial laws except to the extent any such noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification, in each case except to the extent the failure to obtain such determination letter, make application therefor or retain such qualification could not reasonably be expected to have a Material Adverse Effect. Each Obligor and ERISA Affiliate has in all material respects met all applicable requirements under the Code and ERISA, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan, except to the extent such events or circumstances could not reasonably be expected to have a Material Adverse Effect.
(b)    There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or any Canadian Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan or any

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prohibited investment transaction or violation of any duty of an administrator with respect to any Canadian Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability or has a “defined benefit provision” as defined in the ITA; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; (iv) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date, except to the extent such events or circumstances could not reasonably be expected to have a Material Adverse Effect.
(d)    Each Canadian Plan, other than a Canadian MEPP (and, to the knowledge of the Canadian Borrower and its Subsidiaries, each Canadian Plan that is a Canadian MEPP), is administered in compliance ~~in all material respects~~ with Applicable Laws except for such noncompliance as could not reasonably be expected to have a Material Adverse Effect. Each Canadian Plan, other than a Canadian MEPP (and, to the knowledge of the Canadian Borrower and its Subsidiaries, each Canadian Plan that is a Canadian MEPP) that is intended to qualify for tax-preferred status is, to the extent applicable, duly registered under applicable pension standards laws and the Income Tax Act (Canada), or is otherwise administered in such a manner as to qualify for such tax-preferred status, and in all cases, to the knowledge of the Canadian Borrower and its Subsidiaries, nothing has occurred which would prevent, or cause the loss of, such qualification, except in each case for such failures as could not reasonably be expected to result in a Material Adverse Effect. The Canadian Borrower and its Subsidiaries have made all required contributions to each Canadian Plan except for such failures as could not reasonably be expected to have a Material Adverse Effect, and no application for, or adoption of, solvency funding relief pursuant to the Pension Benefits Act (Ontario) or applicable pension standards legislation of another Canadian jurisdiction has been made with respect to any Canadian Plan.
(e)    (i) No Canadian Pension Event has occurred or is reasonably expected to occur; (ii) no Canadian Plan that is a registered pension plan, other than a Canadian MEPP, has any Unfunded Pension Liability; (iii) neither the Canadian Borrower nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability under the Pension Benefits Act (Ontario) or applicable pension standards legislation of another Canadian jurisdiction or under the Income Tax Act (Canada) (other than contributions or premiums due and not delinquent to such a plan or the Pension Benefits Guarantee Fund (Ontario)); and (iv) neither the Canadian Borrower nor any

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its Subsidiaries has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under the Pension Benefits Act (Ontario) or applicable pension standards legislation of another Canadian jurisdiction or under the Income Tax Act (Canada), would result in such liability) with respect to a Canadian MEPP, except to the extent such events or circumstances could not reasonably be expected to have a Material Adverse Effect.
(f)    With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities, except in each case for such failures as could not reasonably be expected to have a Material Adverse Effect.
9.1.19.    Trade Relations. Except to the extent that the same could not reasonably be expected to have a Material Adverse Effect, (a) there exists no actual or threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers and (b) there exists no condition or circumstance that could reasonably be expected to impair the ability of any Borrower or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Signing Date.
9.1.20.    Labor Relations. Except as described on Schedule 9.1.20, (a) as of the Closing Date no Borrower or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement and (b) there are no material grievances, disputes or controversies with any union or other organization of any Borrower’s or Subsidiary’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining, except those that could not reasonably be expected to have a Material Adverse Effect.
9.1.21.    Payable Practices. No Borrower or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Signing Date that could reasonably be expected to result in a Material Adverse Effect.
9.1.22.    Not a Regulated Entity. No Obligor is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940.
9.1.23.    Margin Stock. No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related

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purpose governed by Regulations T, U or X of the Board of Governors, except in compliance with applicable requirements of such regulations.
9.1.24.    PACA and PSA. No ~~material~~ PACA Claims or PSA Claims are pending or, to the Borrowers’ knowledge, threatened in writing, against any of the Borrowers or their Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.
9.1.25.    [Intentionally Omitted.]
9.1.26.    Perfection Certificate. Each Borrower, for itself and on behalf of each other Obligor, represents and warrants to the Secured Parties and the Administrative Agent ~~as follows~~that, in each case as of the date of delivery of the most recent Perfection Certificate to the Administrative Agent: (a) such Obligor’s exact legal name is that indicated on ~~the most recent~~such Perfection Certificate delivered by such Obligor and on the signature page to such Perfection Certificate, (b) such Obligor is an organization of the type, and is organized in the jurisdiction, set forth in such Perfection Certificate, (c) such Perfection Certificate accurately sets forth such Obligor’s organizational identification number or accurately states that such Obligor has none, (d) such Perfection Certificate accurately sets forth such Obligor’s place of business or, if more than one, its chief executive office, as well as such Obligor’s mailing address, if different, (e) all other information set forth on such Perfection Certificate pertaining to such Obligor is accurate and complete~~,~~ in all material respects and (f) except as disclosed to the Applicable Agent in writing, there has been no material change (it being understood that a change in the account number of any deposit account, security account or investment account set forth therein shall be deemed to be a material change) in any of such information since the date on which such Perfection Certificate was signed by such Obligor.
9.1.27.    Sanctions. No Borrower, Subsidiary or, to the knowledge of any Borrower or Subsidiary, any director, officer, employee or agent thereof, is an individual or entity that is currently the target of any Sanctions. No Borrower or Subsidiary is located, organized or resident in a Designated Jurisdiction.
9.1.28.    Patriot Act; Anti-Terrorism Laws. No proceeds of the Loans will be used by the Borrowers or their respective Subsidiaries (a) in violation of United States Foreign Corrupt Practices Act of 1977, (b) in violation of any applicable provisions of the Patriot Act, (c) in violation of applicable Sanctions or (d) in violation of the Investment Company Act of 1940.
9.1.29.    HIPAA Compliance.
(a)    To the extent that and for so long as any Obligor is a “covered entity” within the meaning of HIPAA, such Obligor (i) has undertaken or will promptly undertake all appropriate surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA; (ii) has developed or will promptly develop an appropriate plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (iii) has implemented or will implement those provisions of such HIPAA Compliance Plan ~~in all material respects~~ necessary to ensure that such Obligor is or becomes HIPAA Compliant, in each case except for such failures as could not reasonably be expected to result in a Material Adverse Effect.

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(b)    For purposes hereof, “HIPAA Compliant” shall mean that an Obligor (i) is or will be in compliance in all material respects with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”) and (ii) is not and would not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine or mandated surveys or reviews conducted by any Governmental Authority, government health plan or other accreditation entity) that has had or would reasonably be expected to have a Material Adverse Effect.
(c)    Each Obligor has entered into a business associate agreement with any third party acting on behalf of the Obligor as a business associate as defined in 45 C.F.R. §160.103, where the failure to enter into such a business associate agreement has had or would reasonably be expected to have a Material Adverse Effect.
9.1.30.    Compliance with Health Care Laws. Without limiting the representations and warranties set forth in Section 9.1.29.:
(a)    Each Obligor is in compliance ~~in all material respects~~ with all applicable Health Care Laws, including all Medicare and Medicaid program rules and regulations applicable to them, in each case except as could not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, no Obligor has received notice by a Governmental Authority of any violation of any provisions of the Medicare and Medicaid Anti-Fraud and Abuse or Anti-Kickback Amendments of the Social Security Act (presently codified in Section 1128(B)(b) of the Social Security Act) or the Medicare and Medicaid Patient and Program Protection Act of 1987, except for such notices as could not reasonably be expected to result in a Material Adverse Effect.
(b)    Each Obligor has maintained in all ~~material~~ respects all records required to be maintained by the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy, the Federal and State Medicare and Medicaid programs and as otherwise required by applicable Health Care ~~Laws~~Law and each Obligor has all necessary permits, licenses, franchises, certificates and other approvals or authorizations of Governmental Authority as are required under applicable Health Care Laws, in each case except as could not reasonably be expected to result in a Material Adverse Effect.
(c)    Each Obligor who is a Certified Medicare Provider or Certified Medicaid Provider has in a timely manner filed all requisite cost reports, claims and other reports required to be filed in connection with all Medicare and Medicaid programs due on or before the date hereof, all of which are complete and correct in all material respects. There are no known claims,

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actions or appeals pending before any Third Party Payor or Governmental Authority, including any Fiscal Intermediary, the Provider Reimbursement Review Board or the Administrator of the Centers for Medicare and Medicaid Services, with respect to any Medicare or Medicaid cost reports or claims filed by any Obligor on or before the date hereof. There currently exist no restrictions, deficiencies, required plans of correction actions or other such remedial measures with respect to federal and state Medicare and Medicaid certifications or licensure of any Obligor except as could not reasonably be expected to result in a Material Adverse Effect.
9.1.31.    EEA Financial Institutions. No Obligor is an EEA Financial Institution.
9.2.    Complete Disclosure. All written information concerning the Borrower Agent and its Subsidiaries and their respective businesses (other than projections, financial estimates, forecasts and budgets (collectively, “Projections”), other forward-looking information and information of a general economic or industry nature) that has been furnished by or on behalf of the Borrower Agent or any of its Subsidiaries to any Agent, any Lead Arranger or any Lender in connection with the transactions contemplated by this Agreement did not when furnished, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, as supplemented and updated from time to time, and (b) all Projections that have been furnished by or on behalf of the Borrower Agent or any of its Subsidiaries to any Agent, any Lead Arranger or any Lender in connection with the transactions contemplated by this Agreement have been prepared in good faith based upon assumptions believed to be reasonable by such furnishing party at the time of delivery thereof; it being understood that such Projections (i) are subject to significant uncertainties and contingencies, many of which are beyond the control of the furnishing party, that no assurance can be given that any particular projections will be realized, that actual results may differ and that such differences may be material and (ii) are not a guarantee of performance.
SECTION 10.    COVENANTS AND CONTINUING AGREEMENTS
10.1.    Affirmative Covenants. Commencing on the Closing Date and so long as any U.S. Revolver Commitments, Canadian Commitments or Obligations are (other than Secured Bank Product Obligations and contingent indemnification and expense reimbursement obligations as to which no claim has been made) outstanding, Borrowers shall, and shall cause each Subsidiary to:
10.1.1.    Inspections; Appraisals.
(a)    Permit any Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets and results of operations. Lenders may participate in any such visit or inspection, at their own expense. No Agent or Lender shall have any duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agents and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them. Each Obligor

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provide the Administrative Agent and its advisors and consultants with sufficient access and relevant information relating to the Borrower Agent and its Subsidiaries (after giving effect to the Supervalu Acquisition) to complete such field examinations and appraisals on or prior to the ninetieth (90th) day after the Closing Date as the Administrative Agent, in its Permitted Discretion, deems appropriate. During the period from the Closing Date and until the Administrative Agent’s receipt and reasonable opportunity to review such field examinations and appraisals, clause (b) of the U.S. Revolver Borrowing Base (other than with respect to the Supervalu Borrowers) and clause (b) of the Canadian Borrowing Base (and, in each case, the applicable components of clause (b) of the definition of Adjusted Aggregate Availability) shall each be based on the most recently delivered Borrowing Base Certificate pursuant to the Existing UNFI ABL Credit Agreement and, with respect to the Supervalu Borrowers, clause (b) of the definition of the U.S. Revolver Borrowing Base (and the applicable components of clause (b) of the definition of Adjusted Aggregate Availability) shall be based on the most recent borrowing base certificate delivered pursuant to the Existing Supervalu Inc. Credit Agreement and such inputs shall be aggregated for the purpose of any U.S. Revolver Borrowing Base or Canadian Borrowing Base calculations hereunder; and if the Administrative Agent does not receive such field examinations and appraisals (and an updated Borrowing Base Certificate reflecting results of such examinations and appraisals) on or prior to the ninetieth (90th) day after the Closing Date, clause (b) of each of the of the definition of Canadian Borrowing Base and the definition of U.S. Revolver Borrowing Base, as applicable (and, in each case, the applicable components of clause (b) of Adjusted Aggregate Availability) shall be zero on and after such ninetieth (90th) until the Administrative Agent’s receipt and reasonable opportunity to review such field examinations and appraisals (and an updated Borrowing Base Certificate reflecting results of such examinations and appraisals).
10.1.2.    Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Administrative Agent for prompt distribution to each Lender:
(a)    as soon as available, and in any event within 120 days after the close of each Fiscal Year, the Form 10-K of Borrower Agent as of the end of such Fiscal Year, as filed with the Securities and Exchange Commission, which shall contain the unqualified, audited financial statements of Borrower Agent and its Subsidiaries as of the end of such Fiscal Year, on a consolidated basis, certified (without ~~qualification~~any “going concern” or like qualification, exception, emphasis of matter paragraph or explanatory paragraph (other than such a qualification, exception, emphasis of matter paragraph or explanatory paragraph with respect to, or resulting from, the regularly scheduled maturity of Loans hereunder, the Incremental Equivalent Debt, the Term Loan Facility, or Refinancing Debt in respect of any of the foregoing, occurring within one year from the time such opinion is delivered) by a firm of independent certified public accountants of recognized standing selected by Borrowers and reasonably acceptable to Administrative Agent (it being understood that any of the top eight U.S. accounting firms are acceptable to Administrative Agent), and shall set

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forth in comparative form corresponding figures for the preceding Fiscal Year ~~and other information acceptable to the Administrative Agent~~;
(b)    as soon as available, and in any event within 45 days after the end of each Fiscal Quarter, the Form 10-Q of Borrower Agent as of the end of such Fiscal Quarter and the Fiscal Year to date, as filed with the Securities and Exchange Commission, which shall contain unaudited, interim financial statements of Borrower Agent and its Subsidiaries as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a consolidated basis, and shall set forth in comparative form figures for the corresponding periods of the preceding Fiscal Year, certified by ~~the principal~~a senior financial or accounting officer of Borrower Agent as having been prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and the portion of the Fiscal Year then elapsed, subject to year‑end and audit adjustments and the absence of footnotes;
(c)    (i) concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Administrative Agent while a Default or Event of Default exists, a Compliance Certificate executed by ~~the principal~~a senior financial or accounting officer of Borrower Agent, and (ii) if any Subsidiary has been designated as an Unrestricted Subsidiary, concurrently with each delivery of financial statements under clause (a) or (b) above, financial statements (in substantially the same form as the financial statements delivered pursuant to clauses (a) and (b) above) prepared on the basis of consolidating the accounts of the Borrower Agent and its Subsidiaries and treating any Unrestricted Subsidiaries as if they were not consolidated with the Borrower Agent or accounted for on the basis of the equity method but rather accounted for as an investment and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail; provided that the financial statements pursuant to this clause (c)(ii) shall not be required to be delivered so long as the combined aggregate amount of total assets as of the last day of any fiscal quarter for which financial statements have been delivered pursuant to clause (a) or (b) above and the combined aggregate amount of gross revenues (net of payroll, taxes, benefits and other deductions permitted under GAAP) for the fiscal quarter most recently ended in each case of all Unrestricted Subsidiaries does not exceed 5.00% of the total assets of the Borrower Agent and its Subsidiaries (including Unrestricted Subsidiaries) and 5.00% of the combined aggregate amount of such gross revenues of the Borrower Agent and its Subsidiaries (including Unrestricted Subsidiaries), in each case excluding intercompany assets and revenues for the fiscal quarter most recently ended;
(d)    concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrower Agent by its accountants in connection with such financial statements;
(e)    as soon as available, and in any event within 30 days after the end of each Fiscal Quarter, or more frequently if requested by

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Administrative Agent while ~~a Default or~~an Event of Default exists, an Aggregate Availability Certificate executed by ~~the principal~~a senior financial or accounting officer of Borrower Agent;
(f)    not later than the sixtieth (60th) day of each Fiscal Year, projections of Borrowers’ consolidated balance sheets, results of operations, cash flow, Aggregate Availability, U.S. Revolver Availability and Canadian Availability for such Fiscal Year, Fiscal Quarter by Fiscal Quarter ~~and for the next three Fiscal Years, Fiscal Year by Fiscal Year~~;
(g)    promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower; ~~and~~
(h)    promptly following any reasonable request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation~~.~~; and
(i)    such other reports and information (financial or otherwise) as any Agent reasonably may request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business; provided, that such information is otherwise prepared by or available to the Borrowers or such Subsidiary in the ordinary course of business, is of a type customarily provided to lenders in similar credit facilities and is not subject to attorney-client or similar privilege.
Documents required to be delivered pursuant to Section 10.1.2(a) or (b) or Section 10.1.2(g) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) ~~may be delivered electronically and if so delivered,~~ shall be deemed to have been delivered on the date (i) on which the Borrower Agent posts such documents, or provides a link thereto on the Borrower Agent’s website on the Internet at the website address listed on its signature page hereto; or (ii) on which such documents are posted on the Borrower Agent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (A) the Borrowers shall deliver paper copies of such documents to the Administrative Agent ~~or any Lender~~ upon its request to the Borrower Agent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower Agent shall notify the Administrative Agent ~~and each Lender~~ (by fax transmission or other electronic mail transmission) of the posting of any such documents ~~and provide to~~required pursuant to Section 10.1.2(a) or (b) and if the Administrative Agent so requests provide it by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to

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above~~, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.~~.
10.1.3.    Notices. Notify Administrative Agent ~~and Lenders~~ in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following ~~that affects~~in respect of an Obligor: (a) the written threat or commencement of any proceeding or investigation, whether or not covered by insurance, that reasonably could be expected to be determined adversely and, if so determined, to have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract, that could reasonably be expected to result in a Material Adverse Effect; (c) any default (if such default could reasonably be expected to result in a termination of such Material Contract prior to the time that it otherwise would terminate in the absence of such default) under, or termination of, a Material Contract; (d) the existence of any Default or Event of Default; (e) any adverse final judgment in an amount exceeding U.S. $20,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, the Supplemental Pension Plans Act (Québec), the Pension Benefits Act (Ontario), OSHA, FLSA, or any Environmental Laws), ~~if an adverse resolution~~that could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor, or receipt of any Environmental Notice, if such occurrence could reasonably be expected to have a Material Adverse Effect; (i) the occurrence of any ERISA Event or similar event with respect to any Canadian Plan, that could reasonably be expected to result in a Material Adverse Effect; (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; (k) the receipt or delivery of any material notices that any Borrower or any Subsidiary gives or receives under or in connection with (i) PACA or any PACA Claim being asserted, (ii) PSA or any PSA Claim being asserted, (iii) any claim of any Lien under the California Producer’s Lien Law or (iv) any claim under Section 81.1 or Section 81.2 of the Bankruptcy and Insolvency Act (Canada) being asserted, in each case where such claim could reasonably be expected to result in a Material Adverse Effect; (l) any change that causes any Borrower that had not previously so qualified to qualify as a “legal entity customer” for purposes of the Beneficial Ownership Regulation; or (m) any change in the information provided in a Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
10.1.4.    Landlord and Storage Agreements. Upon request, provide Administrative Agent with copies of all existing agreements, and promptly after execution thereof copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any ABL Priority Collateral may be kept or that otherwise may possess or handle any ABL Priority Collateral.
10.1.5.    Compliance with Laws. Comply with all Applicable Laws, including ERISA, the Supplemental Pension Plans Act (Québec), the Pension Benefits Act (Ontario), Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, Anti-Corruption Laws, Sanctions, PACA, PSA and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, each Obligor shall and shall cause (a) each ERISA Affiliate to make prompt payment of all contributions required to be made to satisfy the minimum funding standards set forth in ERISA with respect to any Pension Plan and (b) its applicable Affiliates to make prompt payment of all contributions required to be made to satisfy the minimum funding standards set forth in the Pension Benefits Act (Ontario) or under applicable pension standards legislation of another Canadian jurisdiction with respect to any Canadian

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Plan. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Borrower or Subsidiary, it shall act promptly and diligently to investigate and report to Administrative Agent and all appropriate Governmental Authorities the extent of, and to take appropriate action to remediate, such Environmental Release, whether or not directed to do so by any Governmental Authority unless a failure to do so could not reasonably be expected to have a Material Adverse Effect.
10.1.6.    Taxes. Pay and discharge all material federal and state income Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.
10.1.7.    Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with financially sound and reputable insurers, with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation and business interruption insurance), in such amounts, and with such coverages, self-insurance (solely with respect to health, automobile and workers’ compensation coverages) and deductibles as are customary for companies similarly situated.
10.1.8.    Licenses. Keep each License ~~affecting~~of each Obligor in respect of any Collateral (including the manufacture, distribution or disposition of Inventory), or~~,~~ any other material Property of Borrowers and Subsidiaries in full force and effect and pay all Royalties when due, in each case except to the extent the failure to do so could not reasonably result in a Material Adverse Effect~~, any other material Property of Borrowers and Subsidiaries in full force and effect; and pay all Royalties when due~~.
10.1.9.    Covenant to Guarantee Obligations and Give Security. At the Borrowers’ expense, take all action necessary or reasonably requested by the Applicable Agent to ensure that the Guarantee and Collateral Requirement continues to be satisfied, including:
(a)    to the extent that any condition set forth in Section 6.2.1 or Section 6.2.2 is not satisfied on the Closing Date and is permitted to be satisfied after the Closing Date by the express terms of the final paragraph of Section 6.2, taking all actions necessary to satisfy the requirements set forth in 6.2.1 or Section 6.2.2 within 90 days after the Closing Date (or such later date as agreed by the Administrative Agent in its discretion);
(b)    solely to the extent not covered by the foregoing clause (a), upon (x) formation or acquisition of any new direct or indirect wholly-owned Subsidiary of the Borrower Agent (other than any Excluded Obligor) or (y) any Excluded Obligor ceasing to be an Excluded Obligor (including as a result of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary), as applicable, promptly (i) notifying the Administrative Agent of such event and (ii) within forty five (45) days after such event (or such longer period as the Applicable Agent may agree in its reasonable discretion) (a) causing each such Subsidiary to duly execute and deliver to the Applicable Agent all applicable Security Documents or joinder agreements thereto (in each case, in a form approved by the Applicable Agent and the Borrower Agent in their reasonable discretion without the further consent of any other party hereto so long as the form thereof is not inconsistent with the requirements in the Guarantee and Collateral Requirement), which, when taken together with the Security Documents delivered on the Closing Date pursuant to Section 6.2.1 and

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Borrower (or any direct or indirect parent thereof) permitted by Section 10.2.4 in an aggregate amount not to exceed $15,000,000 at any one time outstanding;
(q)    Debt in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case incurred in the ordinary course;
(r)    Debt incurred by any Borrower or any of the Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Debt with respect to reimbursement-type obligations regarding workers compensation claims;
(s)    Debt supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;
(t)    Debt incurred by a Subsidiary that is not an Obligor, and guarantees thereof by a Subsidiary that is not an Obligor, in an aggregate principal amount not to exceed the greater of (x) $25,000,000 and (y) 3.00% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis at any one time outstanding;
(u)    unsecured Contribution Debt;
(v)    [Intentionally Omitted];
(w)    Debt assumed in connection a Permitted Acquisition or other Investment not prohibited hereunder and not created in contemplation thereof, so long as (i) in the case of any such Debt that is secured by a Lien on the property of any Subsidiary of the Borrower Agent, the Consolidated Secured Net Leverage Ratio does not exceed 3.75 to 1.00 and (ii) in the case of any such Debt that is unsecured, the Consolidated Total Net Leverage Ratio does not exceed 3.75 to 1.00 (in each case, calculated on a pro forma basis, and after giving effect to any other transactions consummated in connection therewith but assuming that any commitments thereunder are fully drawn as of the date of assumption); provided, that Debt incurred by a Subsidiary that is not an Obligor pursuant to this clause (w) of this Section 10.2.1, and guarantees thereof by a Subsidiary that is not an Obligor, in an aggregate principal amount not to exceed the greater of (x) $50,000,000 and (y) 5.00% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis at any one time outstanding;
(x)    Debt of any Obligor pursuant to Customer Support Transactions; provided, that, (i) the aggregate amount of CST Exposure after giving effect to the incurrence of such Debt shall not exceed U.S.$250,000,000, ~~(ii) the aggregate amount of Specified CST Exposure after giving effect to the~~

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~~incurrence of such Debt shall not exceed U.S.$150,000,000,~~ and (ii) no Default or Event of Default shall exist or have occurred and be continuing after giving effect to the incurrence of such Debt; and
(y)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (x) above.
10.2.2.    Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):
(a)    Liens pursuant to any Loan Document;
(b)    Purchase Money Liens securing Permitted Purchase Money Debt or any Refinancing Debt with respect thereto;
(c)    Liens for Taxes that are not delinquent or that are being Properly Contested;
(d)    statutory Liens (other than (i) Liens for Taxes or imposed under ERISA, and (ii) except for those liens in respect of contribution amounts not yet due or payable to the pension fund, Liens imposed under the Pension Benefits Act (Ontario) or under applicable pension standards legislation of another Canadian jurisdiction) arising in the Ordinary Course of Business, but only if payment of the obligations secured thereby is not delinquent for a period of more than 30 days (or if more than thirty (30) days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Lien) or is being Properly Contested;
(e)    Liens incurred or pledges or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to the Applicable Agent’s Liens on ABL Priority Collateral;
(f)    Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;
(g)    Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary, as long as such Liens do not constitute an Event of Default under Section 11.1(g);
(h)    easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real

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as reasonably determined by the Borrower Agent in good faith, (ii) the Borrower Agent shall deliver an updated Borrowing Base Certificate within ten (10) Business Days following the disposition thereof if more than 5.00% of the assets included in the most recent calculation of the Borrowing Base are being disposed of pursuant to this clause (m) ~~and~~, (iii) the Borrowers or any applicable Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (provided, however, that for the purposes of this clause (m)(iii), the following shall be deemed to be cash: (A) the assumption by the transferee of Debt or other liabilities contingent or otherwise of any Borrower or any of the Subsidiaries (other than subordinated debt) and the valid release of such Borrower or such Subsidiary, by all applicable creditors in writing, from all liability on such Debt or other liability in connection with such disposition, (B) securities, notes or other obligations received by any Borrower or any of the Subsidiaries from the transferee that are converted by any Borrower or any of the Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such disposition, (C) Debt (other than subordinated debt) of any Subsidiary that is no longer an Obligor as a result of such disposition, to the extent that each Borrower and each Subsidiary are released from any guarantee of payment of such Debt in connection with such disposition and (D) the aggregate Designated Non-Cash Consideration received by the Borrowers and the Subsidiaries for all dispositions under this clause (m) having an aggregate fair market value (determined as of the closing of the applicable disposition for which such Designated Non-Cash Consideration is received) not to exceed the greater of (x) $100,000,000 and (y) 12.5% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis at any time outstanding (net of any Designated Non-Cash Consideration converted into cash and Cash Equivalents received in respect of any such Designated Non-Cash Consideration and calculated on a pro forma basis) and (iv) after giving effect to such disposition, the Total Outstandings would not exceed the Aggregate Borrowing Base;
(n)    the Borrowers and the Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business;
(o)    dispositions of non-core or obsolete assets acquired in connection with a Permitted Acquisition;
(p)    any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value of usefulness to the business of the Borrowers and the Subsidiaries as a whole, as determined in good faith by the Borrowers; provided that no such asset swaps may be made with ABL Priority Collateral;
(q)    any sale of Equity Interests in, or Debt or other securities of, a Subsidiary that is not an Obligor;
(r)    Specified Dispositions and dispositions consummated in connection with a Permitted Tax Restructuring; ~~and~~provided that (i) after giving effect to such disposition, the Total Outstandings would not exceed the

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Aggregate Borrowing Base, and (ii) the Borrower Agent shall deliver an updated Borrowing Base Certificate within ten (10) Business Days following the disposition thereof if more than 5.00% of the assets included in the most recent calculation of the Borrowing Base are being disposed of pursuant to this clause (r); and
(s)    dispositions by any Obligor constituting a Customer Support Transaction; provided, that, (i) the aggregate amount of CST Exposure after giving effect to such disposition shall not exceed U.S.$250,000,000, (ii) the aggregate amount of Specified CST Exposure after giving effect to such disposition shall not exceed U.S.$150,000,000, (iii) no Default or Event of Default shall exist or have occurred and be continuing after giving effect to such disposition, and (iv) to the extent that such disposition includes a Sale Leaseback of Real Estate, (A) the consideration paid to such Obligor in connection therewith shall be paid contemporaneously with consummation of the transaction (other than consideration received in connection with customary earn-out arrangements in an amount (calculated as of the date of such disposition as the present value of expected future payments in respect thereof) not to exceed twenty-five percent (25%) of the aggregate consideration therefor), and shall be in an amount not less than the fair market value (as reasonably determined by the Borrower Agent in good faith) of the property disposed of, and (B) the Administrative Agent shall have received from each such purchaser or transferee a collateral access agreement on terms and conditions reasonably satisfactory to the Administrative Agent.
To the extent any Collateral is disposed of as expressly permitted by this Section 10.2.6 to any Person other than the Borrowers or any Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the Administrative Agent, upon the certification by the Borrower Agent that such disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.
10.2.7.    Loans. Make any loans or other advances of money to any Person, except (a) loans or advances to an officer, director or employee for salary, relocation expenses, travel and other business related expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) intercompany loans and advances by an Obligor to another Obligor; provided, that (i) the aggregate principal amount of intercompany loans and advances by an Obligor to the Canadian Borrower shall not exceed the greater of (x) U.S. $100,000,000 and (y) 12.50 % of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis (excluding any Investments received in respect of, or consisting of, the transfer or contribution of Equity Interests in or Debt of any Foreign Subsidiary to any other Foreign Subsidiary) (in each case, plus any additional amounts necessary to enable the Canadian Borrower to make any prepayments required pursuant to Section 3.6) and (ii) any intercompany loans or advances by the Canadian Borrower to any other Obligor shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent; and (e) loans or advances constituting an Investment that is not prohibited by Section 10.2.5.
10.2.8.    Restrictions on Payment of Certain Debt. Make any payment (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect

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(g)    Any judgment or order for the payment of money is entered against an Obligor or any of its Subsidiaries in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors and Subsidiaries, the Threshold Amount (net of insurance coverage therefor that has not been denied by the insurer), ~~unless such judgement or order is paid or otherwise satisfied or a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;~~which judgment remains outstanding, unpaid and unstayed, for 30 consecutive days;
(h)    [Intentionally Omitted.];
(i)    (i) an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs, except as permitted by this Agreement; or (ii) the Obligors and their Subsidiaries (other than an Immaterial Subsidiary), taken as a whole, are not Solvent;
(j)    An Insolvency Proceeding is commenced by an Obligor or any of its Subsidiaries (other than an Immaterial Subsidiary); an Obligor or any of its Subsidiaries (other than an Immaterial Subsidiary) makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor or any of its Subsidiaries (other than an Immaterial Subsidiary); or an Insolvency Proceeding is commenced against an Obligor or any of its Subsidiaries (other than an Immaterial Subsidiary) and: the Obligor or such Subsidiary consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor or such Subsidiary, the petition is not dismissed within 60 days after filing, or an order for relief is entered in the proceeding;
(k)    (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor in excess of an aggregate total amount which could reasonably be expected to result in a Material Adverse Effect; or an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to withdrawal liability assessed an aggregate total amount which could reasonably be expected to result in a Material Adverse Effect under Section 4201 of ERISA under a Multiemployer Plan; (ii) a Canadian Pension Event occurs with respect to a Canadian Plan that could, in the Administrative Agent’s good faith judgment, subject the Canadian Borrower or any of its Subsidiaries to any tax, penalty or other liabilities under the Pension Benefits Act (Ontario) or applicable pension standards legislation of another Canadian jurisdiction or under the Income Tax Act (Canada) in excess of an aggregate total amount which could reasonably be expected to result in a Material Adverse Effect, or if the Canadian Borrower or any of its Subsidiaries is in default with respect to required payments to a Canadian Plan or any Lien arises (save for contribution amounts not yet due or payable to a Canadian Plan) in connection with any Canadian Plan which could reasonably be expected to result in a Material Adverse Effect; or (iii) any event similar to the foregoing occurs or exists with

17

respect to a Foreign Plan which could reasonably be expected to result in a Material Adverse Effect;
(l)    A Change of Control occurs; or
(m)    (i) Any Credit Card Issuer or Credit Card Processor shall send notice to any Obligor that it is ceasing to make or suspending payments to such Obligor of amounts due or to become due to such Obligor or shall cease or suspend such payments, or shall send notice to such Obligor that it is terminating its arrangements with such Obligor or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless such Obligor shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within sixty (60) days after the date of any such notice or (ii) any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to an Obligor to fund a reserve account or otherwise hold as collateral, or shall require an Obligor to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Obligor shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processors such that in the aggregate all of such funds in the reserve account, other than amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed an amount equal to or exceeding ten percent (10%) of the Credit Card Receivables processed by such Credit Card Issuer or Credit Card Processor in the immediately preceding Fiscal Year.
11.2.    Remedies upon Default. If an Event of Default described in Section 11.1(j) occurs, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) automatically shall become due and payable, all U.S. Revolver Commitments and Canadian Commitments shall terminate and the obligation of the Obligors to Cash Collateralize LC Obligations shall automatically become effective, in each case without any action by any Agent or notice of any kind. In addition, or if any other Event of Default exists, the Applicable Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:
(a)    declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;
(b)    terminate, reduce or condition any U.S. Revolver Commitment, Canadian Commitments or make any adjustment to the U.S. Revolver Borrowing Base or the Canadian Borrowing Base;
(c)    require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, the Applicable Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as U.S. Revolver Loans or

17

case may be (in an amount equal to the then applicable U.S. Dollar Equivalent amount of such participation) and such payment shall be converted by the Administrative Agent at the exchange rate into the currency of the Loan or LC Obligation in which such participation is being purchased. The Borrowers agree to indemnify each Purchasing Lender for any loss, cost or expense incurred by such Purchasing Lender as a result of any payment on account of such participation in a currency other than that funded by the Purchasing Lender.
(d)    Each Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Obligations deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Person as fully as if such Person had made a Loan directly to such Borrower in the amount of such participation.
14.20.    Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an ~~EEA~~Affected Financial Institution;
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(c)    a reduction in full or in part or cancellation of any such liability;
(d)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(e)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.
14.21.    Intercreditor Agreement. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (a) the Liens granted to the applicable Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of the Intercreditor Agreement and (b) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one

17

hand, and of the Intercreditor Agreement, on the other hand, the terms and provisions of such Intercreditor Agreement shall control.
14.22.    NO ORAL AGREEMENT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.
14.23.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Remainder of page intentionally left blank; signatures begin on following page]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:
UNITED NATURAL FOODS, INC.
By:
Name:
Title:
Address:

United Natural Foods, Inc.
313 Iron Horse Way
Providence, RI 02908
~~Attn:Michael P. Zechmeister, Senior Vice President, Chief Financial Officer and Treasurer~~
Attn: Legal Department
Email: Legal.Notices@unfi.com
~~Telecopy: 877-566-8481~~
With a copy to:
United Natural Foods, Inc.
700 N. Ancestor Place
Boise, ID 83704
Attn: Devon Hart
Vice President & Treasurer
Email: ~~mzechmeister~~Devon.Hart@unfi.com
~~Website: www.unfi.com~~

UNITED NATURAL FOODS WEST, INC. By: __________________________________________ Name: ________________________________________ Title: ________________________________________ Address:

17

United Natural Foods, Inc.
313 Iron Horse Way
Providence, RI 02908
~~Attn:Michael P. Zechmeister, Senior Vice President, Chief Financial Officer and Treasurer~~
Attn: Legal Department
Email: Legal.Notices@unfi.com
~~Telecopy: 877-566-8481~~
With a copy to:
United Natural Foods, Inc.700 N. Ancestor Place
Boise, ID 83704
Attn: Devon Hart
Vice President & Treasurer
Email: ~~mzechmeister~~Devon.Hart@unfi.com
~~Website: www.unfi.com~~

UNFI CANADA, INC.
By: __________________________________________
Name: ________________________________________
Title: ________________________________________
Address:

United Natural Foods, Inc.
313 Iron Horse Way
Providence, RI 02908
~~Attn:Michael P. Zechmeister, Senior Vice President, Chief Financial Officer and Treasurer~~
Attn: Legal Department
Email: Legal.Notices@unfi.com
~~Telecopy: 877-566-8481~~
With a copy to:
United Natural Foods, Inc.700 N. Ancestor Place
Boise, ID 83704
Attn: Devon Hart
Vice President & Treasurer
Email: ~~mzechmeister~~Devon.Hart@unfi.com

17

~~Website: www.unfi.com~~

17

SCHEDULE 1.1(a)
COMMITMENTS OF LENDERS1

Lender	U.S. Revolver Commitment	Canadian Commitment	~~U.S. Letter of Credit Commitment~~	~~Canadian Letter of Credit Commitment~~	Commitment for Swingline Loans to U.S. Borrowers	Commitment for Swingline Loans to Canadian Borrower
Bank of America, N.A.	$341,250,000.00	---	~~$35,000,000.00~~	~~---~~	$100,000,000.00	---
Bank of America, N.A., acting through its Canada Branch	---	$8,750,000.00	~~---~~	~~$5,000,000.00~~	---	$3,500,000.00
Well Fargo Bank, National Association	$341,250,000.00	---	~~$35,000,000.00~~	~~---~~	---	---
Wells Fargo Capital Finance Corporation Canada	---	$8,750,000.00	~~---~~	~~---~~	---	---
JPMorgan Chase Bank, N.A.	$243,750,000.00	---	~~$25,000,000.00~~	~~---~~	---	---
JPMorgan Chase Bank, N.A., Toronto Branch	---	$6,250,000.00	~~---~~	~~---~~	---	---
U.S. Bank National Association	$243,750,000.00	---	~~$25,000,000.00~~	~~---~~	---	---
U.S. Bank National Association, acting through its	---	$6,250,000.00	~~---~~	~~---~~	---	---

1 All amounts are in U.S. Dollars.

Canada branch	---	00				---
Goldman Sachs Bank USA	$48,750,000.00	$1,250,000.00	~~$5,000,000.00~~	~~---~~	---	---
Branch Banking and Trust Company	$97,500,000.00	$2,500,000.00	~~---~~	~~---~~	---	---
BMO Harris Financing, Inc.	$97,500,000.00	---	~~---~~	~~---~~	---	---
Bank of Montreal	---	$2,500,000.00	~~---~~	~~---~~	---	---
Citizens Bank, N.A.	$97,500,000.00	$2,500,000.00	~~---~~	~~---~~	---	---
TD Bank, N.A.	$97,500,000.00	---	~~---~~	~~---~~	---	---
The Toronto-Dominion Bank	---	$2,500,000.00	~~---~~	~~---~~	---	---
Royal Bank of Canada	$78,000,000.00	$2,000,000.00	~~---~~	~~---~~	---	---
Credit Suisse AG, Cayman Islands Branch	$48,750,000.00	$1,250,000.00	~~---~~	~~---~~	---	---
PNC Bank, National Association	$48,750,000.00	---	~~---~~	~~---~~	---	---
PNC Bank Canada Branch	---	$1,250,000.00	~~---~~	~~---~~	---	---
Capital One, National Association	$48,750,000.00	$1,250,000.00	~~---~~	~~---~~		---
Farm Credit East, ACA	$48,750,000.00	$1,250,000.00	~~---~~	~~---~~	---	---
Coöperatieve Rabobank U.A., New York Branch	$48,750,000.00	$1,250,000.00	~~---~~	~~---~~	---	---

2

City National Bank	$19,500,000.00	$500,000.00	~~---~~	~~---~~	---	---
Total:	$1,950,000,000.00	$50,000,000.00	~~$125,000,000.00~~	~~$5,000,000.00~~	$100,000,000.00	$3,500,000.00

3

SCHEDULE 1.1(c)
LETTER OF CREDIT COMMITMENTS3

Lender	U.S. Letter of Credit Commitment	Canadian Letter of Credit Commitment
Bank of America, N.A.	$81,250,000.00, minus the face amount of Canadian Letters of Credit issued by Bank of America, N.A., acting through its Canada Branch	---
Bank of America, N.A., acting through its Canada Branch	---	$12,500,000.00
Well Fargo Bank, National Association	$81,250,000.00	---
JPMorgan Chase Bank, N.A.	$60,000,000.00	---
U.S. Bank National Association	$60,000,000.00, minus the face amount of Canadian Letters of Credit issued by U.S. Bank National Association, acting through its Canada Branch	---
U.S. Bank National Association, acting through its Canada Branch	---	$5,000,000.00
Goldman Sachs Bank USA	$10,000,000.00	---
TD Bank, N.A.	$7,500,000.00, minus the face amount of Canadian Letters of Credit issued by The Toronto-Dominion Bank	---
The Toronto-Dominion Bank	---	$7,500,000.00
Total:	$300,000,000.00, minus the face amount of issued Canadian Letters of Credit	$25,000,000.00

3 All amounts are in U.S. Dollars.